                                                                  Exhibit 4.2

                                                                  EXECUTION COPY





                          SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT


                                  by and among

                                 OM GROUP, INC.

                                      and

                               NATIONAL CITY BANK

                               ABN AMRO BANK N.V.

                          KEYBANK NATIONAL ASSOCIATION

                               MELLON BANK, N.A.

                                      and

                          NATIONAL CITY BANK, as Agent

                                January 21, 1997


                         $240,000,000 Total Commitment


                   Initial Revolving Commitment: $120,000,000
                    Letters of Credit Sublimit: $10,000,000
                         Term Commitment: $120,000,000
   with provision for increasing the Revolving Commitment to an aggregate of
        $240,000,000 upon certain conditions to refinance the outstanding
                                   Term Loans


                       Expiration Date: January 31, 2002
                      with provision for annual extension

                               Table of Contents
                               -----------------

1A.     CROSS-REFERENCE ................................................    1

1B.     SUMMARY ........................................................    1

2A.     TERM LOAN ......................................................    1
        2A.01   TERM NOTE ..............................................    2
        2A.02   AMORTIZATION/REFINANCING ...............................    2



 ........................................................................    2
        2A.03   INTEREST: PR LOANS .....................................    2
        2A.04   INTEREST: LIBOR LOANS ..................................    2
        2A.05   CLOSING FEE ............................................    3


        2A.06   DELAYED REPAYMENT FEE ..................................    3


2B.     REVOLVING COMMITMENTS -- The basic terms of the Revolving Commitments and the compensation therefor are as follows:

        2B.01   AMOUNT .................................................    3
        2B.02   EXPIRATION .............................................    4
        2B.03   OPTIONAL REDUCTIONS ....................................    4
        2B.04   COMMITMENT FEE .........................................    5
        2B.05   EXTENSION OF REVOLVING COMMITMENT ......................    6
        2B.06   MANDATORY REDUCTIONS ...................................    6

2C.     REVOLVING LOANS ................................................    6
        2C.02   CREDIT REQUESTS ........................................    7
        2C.03   CONDITION: NO DEFAULT ..................................    7
        2C.04   INTEREST: PR LOANS .....................................    8
        2C.05   INTEREST: LIBOR LOANS ..................................    8

2D.     GENERAL LOAN PROVISIONS ........................................    9
        2D.01   CONDITION: PURPOSE .....................................   10
        2D.02   LOAN MIX ...............................................   10
        2D.03   AMOUNTS ................................................   10
        2D.04   LIBOR CONTRACT PERIODS .................................   10
        2D.05   MATURITIES .............................................   11
        2D.06   ROLLOVER OR REFINANCING OF REVOLVING LOANS .............   12
        2D.07   CONTINUATION/CONVERSION OF TERM LOANS ..................   12
        2D.08   PREPAYMENTS ............................................   13

        2D.09   DISBURSEMENT ..........................................    14
        2D.10   LIBOR LOANS: UNAVAILABILITY ...........................    14
        2D.11   LIBOR LOANS: ILLEGALITY ...............................    15
        2E.01   RATABLE PARTICIPATION .................................    15
        2E.02   MAXIMUM ...............................................    15
        2E.03   TERM ..................................................    15
        2E.04   FORM AND SUBSTANCE ....................................    15
        2E.05   CREDIT REQUESTS AND REIMBURSEMENT AGREEMENTS ..........    16
        2E.06   COMMISSION ............................................    16
        2E.07   PAYMENT OF DRAFTS .....................................    16

        2E.08   CHANGE OF LAW .........................................    16
        3A.01   FINANCIAL STATEMENTS ..................................    17
        3A.02   NOTICE ................................................    19

3B.     GENERAL FINANCIAL STANDARDS ...................................    20
        3B.01   FUNDED INDEBTEDNESS/CAPITAL ...........................    20
        3B.02   CURRENT RATIO .........................................    21
        3B.03   FUNDED INDEBTEDNESS/EBITDA ............................    21

3C.     AFFIRMATIVE COVENANTS .........................................    21
        3C.01   TAXES .................................................    21
        3C.02   FINANCIAL RECORDS .....................................    21
        3C.03   VISITATION ............................................    21
        3C.04   INSURANCE .............................................    22
        3C.05   CORPORATE EXISTENCE ...................................    22
        3C.06   COMPLIANCE WITH LAW ...................................    22
        3C.07   PROPERTIES ............................................    23
        3C.08   QUALIFICATION TO DO BUSINESS ..........................    23
        3C.09   APPLICATION OF NET OFFERING PROCEEDS ..................    23

3D.     NEGATIVE COVENANTS ............................................    23
        3D.01   EQUITY AND ASSET TRANSACTIONS .........................    23
        3D.02   CREDIT EXTENSIONS .....................................    25
        3D.03   BORROWINGS ............................................    26
        3D.04   LIENS, LEASES .........................................    26
        3D.05   DIVIDENDS .............................................    28
        3D.06   CHANGE IN NATURE OF BUSINESS ..........................    28
        3D.07   ACCOUNTING CHANGES ....................................    28
        3D.08   AMENDMENT; DEFAULT OF MATERIAL CONTRACTS ..............    28
        3D.09   USE OF PROCEEDS .......................................    28
        3D.10   ADVERSE OBLIGATIONS; LABOR DISPUTES ...................    28

4A.     CLOSING .......................................................    29
        4A.01   NOTES .................................................    29

        4A.02   RESOLUTIONS/INCUMBENCY ................................    29
        4A.03   LEGAL OPINION .........................................    29
        4A.04   CONSUMMATION OF ACQUISITION ...........................    29
        4A.05   ACQUISITION DOCUMENTS .................................    29
        4A.06   FINANCIAL STATEMENTS ..................................    30
        4A.07   DOCUMENTATION FEE .....................................    30
        4A.08   CLOSING FEE ...........................................    30
        4A.09   OTHER DOCUMENTS .......................................    30

4B.     REPRESENTATIONS/WARRANTIES ....................................    31
        4B.01   EXISTENCE .............................................    31
        4B.02   GOVERNMENTAL RESTRICTIONS .............................    31
        4B.03   POWER,  AUTHORIZATION  AND  CONSENT;
          ENFORCEABILITY ..............................................    31
        4B.04   LITIGATION; PROCEEDINGS ...............................    32
        4B.05   TAXES .................................................    32
        4B.06   TITLE .................................................    32
        4B.07   LAWFUL OPERATIONS .....................................    32
        4B.08   INSURANCE .............................................    32
        4B.09   FINANCIAL STATEMENTS ..................................    32
        4B.10   INDEBTEDNESS ..........................................    33
        4B.11   ERISA .................................................    33
        4B.12   ADVERSE OBLIGATIONS; LABOR DISPUTES ...................    33
        4B.13   SOLVENCY ..............................................    33
        4B.14   INVESTMENT COMPANY ACT STATUS .........................    33
        4B.15   REGULATION U/REGULATION X COMPLIANCE ..................    34
        4B.16   ENVIRONMENTAL AND SAFETY MATTERS ......................    34
        4B.17   REAL PROPERTY .........................................    34
        4B.18   LEASES ................................................    34
        4B.19   INTELLECTUAL PROPERTY .................................    35
        4B.20   DEFAULTS ..............................................    35
        4B.21   NOTEHOLDERS AND NOTE PURCHASE AGREEMENT ...............    35
        4B.22   FULL DISCLOSURE .......................................    35
        4B.23   CONSUMMATION OF ACQUISITION ...........................    35

4C.     CLOSING .......................................................    35

5A.     EVENTS  OF DEFAULT ............................................    35
        5A.01   PAYMENTS ..............................................    35
        5A.02   WARRANTIES ............................................    36
        5A.03   COVENANTS WITHOUT GRACE ...............................    36
        5A.04   COVENANTS WITH GRACE ..................................    36
        5A.05   CROSS-DEFAULT .........................................    36
        5A.06   CONTROL ...............................................    36
        5A.07   BORROWER'S SOLVENCY ...................................    37
        5A.08   SUBSIDIARIES' SOLVENCY ................................    37
        5A.09   JUDGMENTS .............................................    37

        5A.10   MATERIAL ADVERSE CHANGE ...............................    37

5B.     EFFECTS OF DEFAULT ............................................    37
        5B.01   OPTIONAL DEFAULTS .....................................    37
        5B.02   AUTOMATIC DEFAULTS ....................................    38
        5B.03   OFFSETS ...............................................    38
        5B.04   EQUALIZATION ..........................................    38

6A.     INDEMNITY: STAMP TAXES ........................................    39

6B.     INDEMNITY: GOVERNMENTAL COSTS/LIBOR-RATE LOANS ................    39

6C.     INDEMNITY: FUNDING COSTS ......................................    39

6D.     CREDIT REQUESTS ...............................................    39

6E.     INDEMNITY: UNFRIENDLY TAKEOVERS ...............................    40

6F.     INDEMNITY: CAPITAL REQUIREMENTS ...............................    40

6G.     INDEMNITY: COLLECTION COSTS ...................................    40

6H.     CERTIFICATE FOR INDEMNIFICATION ...............................    40

7A.     BANK'S PURPOSE ................................................    41

7B.     NCB-AGENT .....................................................    41
        7B.01   NATURE OF APPOINTMENT .................................    41
        7B.02   NCB AS A BANK; OTHER TRANSACTIONS .....................    41
        7B.03   INSTRUCTION FROM BANKS ................................    41
        7B.04   BANKS' DILIGENCE ......................................    42
        7B.05   NO IMPLIED REPRESENTATIONS ............................    42
        7B.06   SUB-AGENTS ............................................    42
        7B.07   NCB-AGENT'S DILIGENCE .................................    42
        7B.08   NOTICE OF DEFAULT .....................................    42
        7B.09   NCB-AGENT'S LIABILITY .................................    42
        7B.10   COMPENSATION ..........................................    43
        7B.11   DISBURSEMENTS .........................................    43
        7B.12   NCB-AGENT'S INDEMNITY .................................    43
        7B.13   RESIGNATION ...........................................    43

7C.     TRANSFER OF SUBJECT LOANS .....................................    44
        7C.01   PRIOR CONSENT .........................................    44
        7C.02   AGREEMENT .............................................    44
        7C.03   NOTE ..................................................    44
        7C.04   PARTIES ...............................................    44
        7C.05   PROCESSING FEE ........................................    44

7D.     PARTICIPATION OF SUBJECT LOANS ................................    44

8.      INTERPRETATION ................................................    45
        8.01    WAIVERS ...............................................    45
        8.02    CUMULATIVE PROVISIONS .................................    45
        8.03    BINDING EFFECT ........................................    45
        8.04    SURVIVAL OF PROVISIONS ................................    46
        8.05    IMMEDIATE U.S. FUNDS ..................................    46
        8.06    CAPTIONS ..............................................    46
        8.07    SUBSECTIONS ...........................................    46
        8.08    ILLEGALITY ............................................    46
        8.09    OHIO LAW ..............................................    46
        8.10    INTEREST/FEE COMPUTATIONS .............................    46
        8.11    NOTICE ................................................    46
        8.12    ACCOUNTING TERMS ......................................    47
        8.13    ENTIRE AGREEMENT ......................................    47
        8.14    WAIVER OF JURY TRIAL ..................................    47
        8.15    LATE CHARGE; APPLICATION OF PAYMENTS ..................    47
        8.16    EXPENSES ..............................................    47
        8.17    JURISDICTION AND VENUE ................................    48
        8.18    AMBIGUITIES ...........................................    48
        8.19    OTHER WAIVERS AND ACKNOWLEDGMENT ......................    48
        8.20    CONFIDENTIALITY .......................................    49

9.      DEFINITIONS ...................................................    49
        Acceptable Marketable Securities ..............................    49
        --------------------------------
        Account Officer ...............................................    49
        ---------------
        Accumulated Funding Deficiency ................................    50
        ------------------------------
        Acquisition ...................................................    50
        -----------
        Acquisition Agreement .........................................    50
        ---------------------
        Acquisition Documents .........................................    50
        ---------------------
        Acquisition Projections .......................................    50
        -----------------------
        Adjusted Funded Indebtedness/EBITDA Ratio .....................    50
        -----------------------------------------
        Advantage .....................................................    50
        ---------
        Affiliate .....................................................    50
        ---------
        Agreement .....................................................    50
        ---------
        Bank ..........................................................    50
        ----
        Banking Day ...................................................    50
        -----------
        Borrower ......................................................    51
        --------
        CERCLA ........................................................    51
        ------
        Company .......................................................    51
        -------
        and Companies .................................................    51
            ---------
        Compensation ..................................................    51
        ------------
        Conversion/Continuation Request ...............................    51
        -------------------------------
        Credit Request ................................................    51
        --------------
        Current Assets ................................................    51
        --------------
        Current Guarantors ............................................    51
        ------------------

        Current Liabilities ...........................................    51
        -------------------
        Debt ..........................................................    51
        ----
        Default Under ERISA ...........................................    51
        -------------------
        Default Under This Agreement ..................................    52
        ----------------------------
        Distribution ..................................................    52
        ------------
        EBITDA ........................................................    52
        ------
        Environmental Law .............................................    52
        -----------------
        ERISA .........................................................    52
        -----
        ERISA Affiliate ...............................................    52
        ---------------
        ERISA Regulator ...............................................    52
        ---------------
        Eurocurrency Liabilities ......................................    52
        ------------------------
        Eurocurrency Reserve Percentage ...............................    53
        -------------------------------
        Event Of Default ..............................................    53
        ----------------
        Expiration Date ...............................................    53
        ---------------
        Federal Funds Rate ............................................    53
        ------------------
        Funded Indebtedness ...........................................    53
        -------------------
        Funded Indebtedness/EBITDA Ratio ..............................    54
        --------------------------------
        GAAP ..........................................................    54
        ----
        Guarantor .....................................................    54
        ---------
        Insider .......................................................    54
        -------
        Insolvency Action .............................................    54
        -----------------
        LIBOR Contract Period .........................................    54
        ---------------------
        LIBOR Loan ....................................................    54
        ----------
        LIBOR Pre-Margin Rate .........................................    55
        ---------------------
        Material Contract .............................................    55
        -----------------
        Maturity ......................................................    55
        --------
        Maximum Outstanding Amount ....................................    56
        --------------------------
        Most Recent 4A.04 Financial Statements ........................    56
        --------------------------------------
        NCB ...........................................................    56
        ---
        Net Income ....................................................    56
        ----------
        Net Offering Proceeds .........................................    56
        ---------------------
        Note Purchase Agreement .......................................    56
        -----------------------
        Noteholders ...................................................    56
        -----------
        Pension Plan ..................................................    56
        ------------
        Person ........................................................    56
        ------
        Post-Refinancing Amount .......................................    56
        -----------------------
        PR Loan .......................................................    56
        -------
        Prime Rate ....................................................    56
        ----------
        Prior Credit Agreement ........................................    57
        ----------------------
        Proforma Covenant Compliance ..................................    57
        ----------------------------
        Projections ...................................................    57
        -----------
        Ratable and Ratably ...........................................    57
        -------     -------
        Refinancing ...................................................    57
        -----------
        Refinancing Date ..............................................    57
        -----------------
        Refinanced Amount .............................................    57
        -----------------
        Reimbursement Agreement .......................................    57
        -----------------------
        Related Writing ...............................................    57
        ---------------

        Reportable Event ..............................................    58
        ----------------
        Required Banks ................................................    58
        --------------
        Revolving Commitment ..........................................    58
        --------------------
        Revolving Loan ................................................    58
        --------------
        Revolving Series ..............................................    58
        ----------------
        Seller ........................................................    58
        ------
        Series ........................................................    58
        ------
        Stockholders' Equity ..........................................    58
        --------------------
        Subject Indebtedness ..........................................    58
        --------------------
        Subject LC ....................................................    59
        ----------
        Subject Loan ..................................................    59
        ------------
        Subject Note ..................................................    59
        ------------
        Subordinated ..................................................    59
        ------------
        Subsidiary ....................................................    59
        ----------
        Supplemental Schedule .........................................    59
        ---------------------
        Target ........................................................    59
        ------
        Term Note .....................................................    59
        ---------
        Term Series ...................................................    59
        -----------
        Type ..........................................................    59
        ----
        Total Liabilities .............................................    59
        -----------------
        plurals .......................................................    59

10.     EXECUTION .....................................................    60
EXHIBIT A:      Supplemental Schedule (4B)
EXHIBIT B:      Form of Term Note (2A.01; 4A.01)
EXHIBIT C:      Form of Revolving Note (2C.01; 4A.01)
EXHIBIT D:      Form of Extension Agreement (2B.05)
EXHIBIT E:      Form of Credit Request (2C.02)
EXHIBIT F:      Form of Conversion/Continuation Request (2D.07)
EXHIBIT G:      List of Subsidiaries (4B.01)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------



This Second Amended and Restated Credit Agreement (this "Agreement") is made as of January 21, 1997 by and among OM GROUP, INC. ("Borrower") and the Banks named in section 2A below (the "Banks") and NATIONAL CITY BANK as agent (in that capacity, "NCB-Agent") of the Banks for the purposes of this Agreement and the Related Writings:

1A. CROSS-REFERENCE -- Certain capitalized terms and phrases used but not otherwise defined in the body hereof are defined in section 9 below.

1B.  SUMMARY -- This Agreement

     (a) provides that concurrently with the execution and delivery of this Agreement the Banks shall disburse the Term Loan described in section 2A,

     (b) sets forth the terms and conditions upon which Borrower may, so long as the Revolving Commitments remain in effect, obtain the Revolving Loans described in sections 2B and 2C until the Expiration Date,

     (c) provides means whereby Borrower may, if the Banks in each case consent, from time to time until January 21, 2001, have issued for Borrower's account standby letters of credit, and

     (d) sets forth the covenants and warranties made by the parties to induce the other parties hereto to enter into this Agreement.

This Agreement replaces the Prior Credit Agreement.

2A. TERM LOANS -- Subject to the terms and conditions of this Agreement, concurrently with the execution and delivery of this Agreement, the Banks agree to make (subject to the maximum Term Loan amounts set forth below, (a) one time term loans in an aggregate principal amount of One Hundred Twenty Million Dollars ($120,000,000) (the "Term Loans"), the proceeds of which will be disbursed to the credit of Borrower's general checking account with NCB-Agent in the absence of written instructions from Borrower to the contrary. The Term Loans shall be comprised of one or more Term Series, as the Borrower may elect from time to time by delivery to the Bank of a Conversion/Continuation Request pursuant to subsection 2D.07 (provided, however that the Term Loans made on the date of this Agreement must consist entirely of Prime Rate Loans, although Borrower may subsequently convert such Prime Rate Loans to LIBOR Loans pursuant to subsection 2D.07). The Term Loans may be prepaid permanently from time to time pursuant to subsection 2D.08 The amount of each Bank's maximum Term Loan (subject to such optional prepayment) and the proportion (expressed as a percentage) that it bears to all of the Term Loans is set forth opposite the Bank's name below to-wit:

        Max Term Loan     Percentage                Bank
        -------------     ----------                ----

        $42,500,000         35.42%           National City Bank
        $40,000,000         33.33%           ABN AMRO Bank N.V.
        $18,750,000         15.625%     KeyBank National Association
        $18 750 000         15.625%           Mellon Bank, N.A.
        -----------         -------           -----------------
       $120,000,000          100%
       ============          ====




2A.01 TERM NOTE -- Each Bank's Term Loan shall be evidenced at all times by a Term Note executed and delivered by Borrower payable to the order of that Bank in a principal amount equal to the dollar amount of that Bank's maximum Term Loan and being in the form and substance of EXHIBIT B with the blanks appropriately filled.

2A.02 AMORTIZATION/REFINANCING --The aggregate principal balance of the Term Loans shall become due and payable on the Refinancing Date. Subject to the satisfaction of the condition set forth in section 4C, on the Refinancing Date, the aggregate outstanding principal balance of the Term Loans shall be paid in full, together with any accrued interest thereon, with (a) Net Offering Proceeds, if any, and (b) proceeds resulting from the increase in the outstanding aggregate principal balance of the Revolving Loans in an amount equal to the Refinanced Amount.

2A.03 INTEREST: PR LOANS -- The principal of and overdue interest on each Term Series comprised of PR Loans shall bear interest payable in arrears on the first
(1st) day of each month, commencing March 1, 1997, and at Maturity and computed (in accordance with subsection 8.10) at a fluctuating rate equal to the Prime Rate from time to time in effect, with each change in the Prime Rate automatically and immediately changing the rate thereafter applicable to any Term Series comprised of PR Loans; PROVIDED, that in no event shall the rate applicable to any Term Series comprised of PR Loans at any time after the Maturity thereof be less than the rate applicable thereto immediately after Maturity regardless of future reductions in the Prime Rate.

2A.04 INTEREST: LIBOR LOANS -- The principal of and overdue interest on each Term Series comprised of LIBOR Loans shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

       (a) Each Term Series comprised of LIBOR Loans shall bear interest at a rate equal to the LIBOR Pre-Margin Rate in effect at the start of the applicable LIBOR Contract Period selected by Borrower in the applicable Conversion/Continuation Request PLUS the applicable "Margin". The applicable "Margin" shall be dependent on the Companies' consolidated Adjusted Funded Indebtedness/EBITDA Ratio as of the end of any given fiscal quarter and shall be determined as follows:

      Adjusted Funded Indebtedness/EBITDA Ratio               Margin
      -----------------------------------------               ------
              >3.00 & <3.25                                   1.25%
                      -

              <3.00                                           1.00%
              -

                The interest rate applicable to a Term Series comprised of LIBOR Loans prior to Maturity shall initially be equal to the LIBOR Pre-Margin Rate plus one percent (1.00%); provided that the applicable Margin shall be adjusted quarterly upon the Banks' receipt of (i) the financial statements contemplated in subsections 3A.01(a) and 3A.0l(b) below and (ii) a corresponding certificate complying with subsection 3A.01 (c) based on the Companies' consolidated Adjusted Funded Indebtedness/ EBITDA Ratio as of the end of the respective fiscal quarter and effective at the beginning of the first fiscal quarter subsequent to such receipt.

                (b) Interest on each Term Series comprised of LIBOR Loans shall be payable in arrears on the last day of the LIBOR Contract Period applicable thereto and at Maturity.

        2A.05 CLOSING FEE -- In consideration of Banks' efforts in arranging the financing and consummating the transactions contemplated by this Agreement, at the execution and delivery of this Agreement, Borrower agrees to pay a fee in the amount of $210,000 to be shared by the Banks Ratably.

        2A.06 DELAYED REPAYMENT FEE -- Borrower hereby agrees that, in the event that Borrower fails to complete a public equity offering on or prior to April 22, 1997, for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000), then Borrower shall, on such date, pay a fee in the amount of $180,000 to be shared by the Banks Ratably.

2B.     REVOLVING COMMITMENTS -- The basic terms of the Revolving Commitments and the compensation therefor are as follows:

        2B.01 AMOUNT -- The aggregate amount of the Revolving Commitments shall be: (a) for the period commencing with the date of the execution of this Agreement and concluding on the day immediately preceding the Refinancing Date, an amount equal to One Hundred Twenty Million Dollars ($120,000,000); and (b) for the period commencing with the Refinancing Date and concluding on the Expiration Date (as defined in subsection 2B.02), an amount equal to the lesser of (i) Two Hundred Forty Million Dollars ($240,000,000) or (ii) the Post-Refinancing Amount. Notwithstanding the foregoing: the Revolving Commitments shall be permanently reduced pursuant to subsection 2B.06; the Revolving Commitments may be reduced permanently from time to time pursuant to subsection 2B.03; and the Revolving Commitments may be terminated pursuant to section 5B. The amount of each Bank's maximum Revolving Commitment (subject to such reduction or termination) and the proportion (expressed as a percentage) that it bears to all of the Revolving Commitments is set forth opposite the Bank's name below to-wit:

        Max Rev Commitment      Percentage                Bank
        ------------------      ----------                ----

           $85,000,000            35.42%           National City Bank
           $80,000,000            33.33%           ABN AMRO Bank N.V.
           $37,500,000           15.625%     KeyBank National Association
           $37,500 000           15.625%           Mellon Bank. N.A.
          ------------           -------           -----------------
          $240,000,000            100%
          ============            ====


Each Bank agrees, subject to the terms and conditions of this Agreement, to participate Ratably in such Subject LCs as may be issued from time to time at Borrower's request in accordance with section 2E. Pursuant to subsection 2A.02 hereof, as of the Refinancing Date, the remaining aggregate outstanding principal balance of the Term Loans after application of the Net Offering Proceeds shall be paid in full by an increase in the outstanding aggregate principal balance of the Revolving Loans.

        2B.02 EXPIRATION -- Each Revolving Commitment shall become effective as of the date of this Agreement and shall remain in effect on a revolving basis until January 31, 2002 (the "Expiration Date") EXCEPT that a later Expiration Date may be established from time to time pursuant to subsection 2B.05 and EXCEPT FURTHER that the Revolving Commitments, shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2B.03 or any earlier termination pursuant to section 5B.

        2B.03 OPTIONAL REDUCTIONS -- Borrower shall have the right, at all times and without the payment of a premium, to reduce the amount of the Revolving Commitments permanently in whole or in part by giving NCB-Agent notice (to be given not later than 12:00 noon of the Banking Day next preceding the effective date of the reduction and either to be given in writing or to be promptly confirmed in writing) of the aggregate amount by which the Revolving Commitments are to be reduced and the effective date of any such reduction, subject, however to the following:

              (a) No such reduction shall reduce any Bank's Revolving Commitment to a lesser amount than the sum of

                     (1) the aggregate unpaid principal balance of that Bank's Revolving Loans comprised of LIBOR Loans outstanding at that time PLUS

                     (2) the aggregate unpaid principal balance of any of that Bank's Revolving Loans comprised of LIBOR Loans to be obtained pursuant to any unfulfilled Credit Request under subsection 2C.02 PLUS

                     (3) the aggregate undrawn balance of the Subject LCs then outstanding.

              (b) Each such reduction of the Revolving Commitments shall aggregate One Million Dollars ($1,000,000) or any multiple thereof.

              (c) Concurrently with each reduction Borrower shall make a principal payment on each Bank's Revolving Loans then outstanding in a principal amount equal to the excess of (1) the sum of the aggregate outstanding principal balance of the Revolving Loans PLUS the aggregate undrawn balance of the Subject LCs then outstanding, over (2) the aggregate amount of the Revolving Commitments as so reduced. Subsection 2D.08 and section 6C shall apply to each such prepayment.

        2B.04 COMMITMENT FEE -- Each Bank shall, so long as its Revolving Commitment remains in effect, earn commitment fees for the Revolving Commitment attributable to such Bank, the commitment fee shall be (a) based on the average daily difference between (i) that Bank's Revolving Commitment from time to time in effect and (ii) the sum of (A) that Bank's Ratable share of the aggregate undrawn amount of the Subject LCs then outstanding PLUS (B) the aggregate unpaid principal balance of that Bank's Revolving Loans then outstanding, (b) computed at the rate per annum determined by reference to the Companies' consolidated Adjusted Funded Indebtedness/EBITDA Ratio as of the end of the most recent fiscal quarter at the time such fee is due as follows:

              (i) for the period commencing with the date of the execution of this Agreement and concluding on the day immediately preceding the Refinancing Date

              Adjusted Funded Indebtedness/EBITDA Ratio       Commitment Fee
              -----------------------------------------       --------------

                            > 3.00 & < 3.25                         .375%
                                     -
                            > 2.50 & < 3.00                         .350%
                                     -
                            > 2.00 & < 2.50                         .300%
                                     -
                            > 1.50 & < 2.00                         .250%
                                     -
                            > 1.00 & < 1.50                         .200%
                                     -
                            < 1.0                                   .150%
                            -


              (ii) for the period commencing with the Refinancing Date and concluding on the Expiration Date and in the event that Borrower completes a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000)

              Adjusted Funded Indebtedness/EBITDA Ratio       Commitment Fee
              -----------------------------------------       --------------

                            > 2.00 & < 2.50                         .300%
                                     -
                            > 1.50 & < 2.00                         .250%
                                     -
                            > 1.00 & < 1.50                         .200%
                                     -
                            < 1.0                                   .150%
                            -


              (iii) for the period commencing with the Refinancing Date and concluding on the Expiration Date and in the event that Borrower fails to complete a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000)

       Adjusted Funded Indebtedness/EBITDA Ratio       Commitment Fee
       -----------------------------------------       --------------

                      > 3.00 & < 3.25                        .375%
                               -
                      > 2.50 & < 3.00                        .350%
                               -
                      > 2.00 & < 2.50                        .300%
                               -
                      > 1.50 & < 2.00                        .250%
                               -
                      > 1.00 & < 1.50                        .200%
                               -
                      < 1.0                                  .150%



       and (c) payable in arrears by Borrower to NCB-Agent for the account of the Banks on April 1, 1997 and quarter-annually thereafter on the first day of each quarter and at the end of the Revolving Commitments.

       2B.05 EXTENSION OF REVOLVING COMMITMENT -- In the event that Borrower completes a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000), Borrower may request extensions of the Revolving Commitments as follows: whenever Borrower furnishes its audited financial statements to Banks pursuant to clause (b) of subsection 3A.0l, commencing with the year ending December 31, 1997, Borrower may request that the Revolving Commitments be extended one year following the Expiration Date then in effect. Each such request shall be executed and delivered to each Bank in triplicate and shall be in the form of EXHIBIT D with all blanks appropriately filled. Banks agree to give consideration to each such request; but in no event shall any Bank be committed to extend its Revolving Commitment, nor shall any Bank's Revolving Commitment be so extended, unless and until every Bank has executed and delivered the form of assent in EXHIBIT D.

       2B.06 MANDATORY REDUCTIONS -- The Revolving Commitments shall reduce automatically on an annual basis, commencing on January 31, 1998, and continuing on each January 31 thereafter through January 31, 2002, in an annual amount equal to twenty percent (20%) of the difference between (a) the Post-Refinancing Amount LESS (b) One Hundred Eighty Million Dollars ($180,000,000). No such reductions shall be required if the Net Offering Proceeds are at least Sixty Million Dollars ($60,000,000). Subsection 2D.08 and section 6C shall apply to any prepayments of Revolving Loans made by Borrower in connection with such mandatory reductions.

2C. REVOLVING LOANS -- Each Bank (for itself only and not for the others) agrees that, so long as its Revolving Commitment remains in effect, it will, subject to the conditions of this Agreement, grant Borrower such Revolving Loans as Borrower may from time to time request.

       2C.01 REVOLVING NOTE -- Each Bank's Revolving Loans shall be evidenced at all times by, (i) prior to the Refinancing Date, a Revolving Note executed and delivered by Borrower, payable to the order of that Bank in a principal amount equal to one-half of the dollar amount of that Bank's maximum Revolving Commitment (as set forth in the table in subsection 2B.01) (the "Initial Revolving Note") and being in the form and substance of EXHIBIT C with the blanks appropriately filled, and
       (ii) on and after the Refinancing Date, a Revolving Note executed and delivered by Borrower, payable to the order of that Bank in a principal amount equal to the dollar amount of that Bank's maximum Revolving Commitment as in effect as of the Refinancing (taking into account the Refinancing) (the "Refinancing Revolving Note") and being in the form and substance of EXHIBIT C with the blanks appropriately filled.

       (a) Whenever Borrower shall obtain a Revolving Series, each Bank shall endorse an appropriate entry on the Revolving Note or make an appropriate entry in a loan account in that Bank's books and records, or both. Each entry shall be prima facie evidence of the data entered; but such entries shall not be a condition to Borrower's obligation to pay.

       (b) No holder of any Revolving Note shall transfer a Revolving Note or seek a judgment or file a proof of claim based on a Revolving Note, without in each case first endorsing the Revolving Note to reflect the true amount owing thereon.

2C.02 CREDIT REQUESTS -- Whenever Borrower desires to obtain a Revolving Series, Borrower shall give NCB-Agent an appropriate notice (a "Credit Request") which shall be irrevocable and shall be in the form of EXHIBIT E (or in other form and detail reasonably satisfactory to NCB-Agent) with the blanks appropriately filled. NCB-Agent shall give each Bank immediate notice of each Credit Request. Borrower may make its request by telephone PROVIDED it promptly confirms the request by a written request as aforesaid, Borrower hereby agreeing to assume the risk of a misunderstanding in the case of any telephone request. Except in the case of Revolving Series obtained at the execution and delivery of this Agreement the Credit Request is to be given not later than 12:00 noon of the Banking Day on which the loan proceeds are to be disbursed EXCEPT in the case of any Revolving Series comprised of LIBOR Loans in which latter case the Credit Request shall be given not later than 12:00 noon of the third (3rd) Banking Day prior to the day the proceeds are to be disbursed.

2C.03 CONDITION: NO DEFAULT -- Borrower shall not be entitled to obtain any Revolving Series if

       (a) any Default Under This Agreement shall then exist or would thereupon begin to exist or

       (b) any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) or 4B.10 through 4B.21 (both inclusive) shall have ceased to be true and complete in any material respect except for such changes if any as shall have been fully disclosed in the applicable Credit Request and as may be waived by the Required Banks in the reasonable exercise of their discretion, or

       (c) there shall have occurred any material adverse change in Borrowers financial condition, properties or business since the date of Borrower's Most Recent 4A.04 Financial Statements.

Each Credit Request, both when made and when honored, shall of itself constitute a continuing representation and warranty by Borrower to NCB-Agent for the benefit of the Banks that Borrower is entitled to obtain a Revolving Series.

2C.04 INTEREST: PR LOANS -- The principal of and overdue interest on any Revolving Series comprised of PR Loans shall bear interest payable in arrears on the first (1st) day of each month, commencing March 1, 1997, and at Maturity and computed (in accordance with subsection 8.10)

       (a) prior to Maturity, at a fluctuating rate equal to the Prime Rate from time to time in effect, and

       (b) after Maturity (whether occurring by lapse of time or by acceleration), at a fluctuating rate equal to the Prime Rate from time to time in effect plus three percent (3%) per annum,

with each change in the Prime Rate automatically and immediately changing the rate thereafter applicable to any Revolving Series comprised of PR Loans; PROVIDED, that in no event shall the rate applicable to any Revolving Series of comprised of PR Loans at any time after the Maturity thereof be less than the rate applicable thereto immediately after Maturity regardless of future reductions in the Prime Rate.

2C.05 INTEREST: LIBOR LOANS -- The principal of and overdue interest on each Revolving Series comprised of LIBOR Loans shall bear interest computed (in accordance with subsection 8.10) and payable as follows:

       (a) Prior to Maturity, each Revolving Series comprised of LIBOR Loans shall bear interest at a rate equal to the LIBOR Pre-Margin Rate in effect at the start of the applicable LIBOR Contract Period selected by Borrower in the applicable Credit Request PLUS the applicable "Margin". The applicable "Margin" shall be dependent on the Companies' consolidated Adjusted Funded Indebtedness/EBITDA Ratio as of the end of any given fiscal quarter and shall be determined as follows:

              (i) for the period commencing with the date of the execution of this Agreement and concluding on the day immediately preceding the Refinancing Date

       Adjusted Funded Indebtedness/EBITDA Ratio               Margin
       -----------------------------------------               ------

                   > 3.00 & < 3.25                               1.25%
                           -
                   > 2.50 & < 3.00                               1.00%
                           -
                   > 2.00 & < 2.50                               0.75%
                           -
                   > 1.50 & < 2.00                               0.60%
                           -
                   > 1.00 & < 1.50                               0.50%
                           -
                   < 1.0                                         0.35%
                   -

                (ii) for the period commencing with the Refinancing Date and concluding on the Expiration Date and in the event that Borrower completes a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000)

        Adjusted Funded Indebtedness/EBITDA Ratio               Margin
        -----------------------------------------               ------

                      > 2.00 & <2.50                            0.75%
                               -
                      > 1.50 & <2.00                            0.60%
                               -
                      > 1.00 & < 1.50                           0.50%
                               -
                      < 1.0                                     0.35%
                      -


                (iii) for the period commencing with the Refinancing Date and concluding on the Expiration Date and in the event that Borrower fails to complete a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000)

        Adjusted Funded Indebtedness/EBITDA Ratio               Margin
        -----------------------------------------               ------

                      > 3.00 & < 3.25                           1.50%
                               -
                      > 2.50 & < 3.00                           1.25%
                               -
                      > 2.00 & < 2.50                           1.00%
                               -
                      > 1.50 & < 2.00                           0.75%
                               -
                      > 1.00 & < 1.50                           0.625%
                               -
                      < 1.0                                     0.50%
                      -

        The interest rate applicable to a Revolving Series comprised of LIBOR Loans prior to Maturity shall initially be equal to the LIBOR Pre-Margin Rate plus one percent (1.00%); provided that the applicable Margin shall be adjusted quarterly upon the Banks' receipt of (i) the financial statements contemplated in subsections 3A.01(a) and 3A.01(b) below and
        (ii) a corresponding certificate complying with subsection 3A.01(c), based on the Companies' consolidated Adjusted Funded Indebtedness/EBITDA Ratio as of the end of the respective fiscal quarter and effective at the beginning of the first fiscal quarter subsequent to such receipt.

        (b) After Maturity (whether occurring by lapse of time or by acceleration) each Revolving Series comprised of LIBOR Loans shall bear interest computed and payable in the same manner as in the case of any Revolving Series comprised of PR Loans (after Maturity).

        (c) Interest on each Revolving Series comprised of LIBOR Loans shall be payable in arrears on the last day of the LIBOR Contract Period applicable thereto and at Maturity and, in the case of any Contract Period having a longer term than three (3) months, shall also be payable every three (3) months after the first (1st) day of the LIBOR Contract Period.


2D.     GENERAL LOAN PROVISIONS.

2D.01 CONDITION: PURPOSE -- Borrower shall not use the proceeds of any Subject Loan in any manner that would violate or be inconsistent with Regulation U or X of the Board of Governors of the Federal Reserve System; nor will it use any such proceeds for the purpose of financing the acquisition of any corporation or other business entity (other than the acquisition of all of the outstanding capital stock of Target from Seller (the "Acquisition") if the acquisition is publicly opposed by the latter's management or if Bank deems that its participation in the financing would involve it in a conflict of interest.

2D.02 LOAN MIX -- The Subject Loans at any one time outstanding may consist of PR Loans or LIBOR Loans or any combination thereof as Borrower may from time to time duly elect; provided, that any given Series of Term Loans or Revolving Loans, as the case may be, shall at all times consist only of PR Loans or only of LIBOR Loans and, in the case of LIBOR Loans, shall have identical LIBOR Contract Periods. In no event may Borrower have more than two (2) Term Series comprised of LIBOR Loans outstanding at any time.

2D.03 AMOUNTS -- Each Revolving Series or Term Series, as the case may be, shall be divided Ratably among the Banks and shall be in such aggregate principal amount as Borrower may request subject, however, to the following:

       (a) The aggregate principal amount,

              in the case of any Revolving Series or Term Series, as the case may be, comprised of PR Loans, such PR Loans shall be One Hundred Thousand Dollars ($100,000) or any multiple thereof, and in the case of any Revolving Series or Term Series, as the case may be, comprised of LIBOR Loans, such LIBOR Loans shall be One Million Dollars ($1,000,000) or any greater amount that is a multiple of One Hundred Thousand Dollars ($100,000),

       (b) In no event shall the unpaid principal amount of the Revolving Loans owing to any Bank at any time exceed the difference of (i) the amount of that Bank's Revolving Commitment as then in effect less (ii) that Bank's Ratable share of the aggregate undrawn balance of the Subject LCs then outstanding.

2D.04 LIBOR CONTRACT PERIODS -- Each Revolving Series or Term Series, as the case may be, comprised of LIBOR Loans shall have applicable thereto a LIB OR Contract Period to be duly elected by Borrower in the Credit Request or Conversion/Continuation Request therefor. Each LIBOR Contract Period shall begin on the date of borrowing of each such Series and shall end on such date as Borrower may select subject, however, to the following:

       (a) The LIBOR Contract Period for each Revolving Series or Term Series. as the case may be, comprised of LIBOR Loans shall end, (i) in the case of such a

       Revolving Series, one (I) two (2) three (3) or six (6) months after the date of borrowing, and (ii) in the case of such a Term Series, one (1) month after the date of borrowing or conversion/continuation, as the case may be; PROVIDED, that

              (1) if any such LIBOR Contract Period otherwise would end on a day that is not a Banking Day, it shall end instead on the next following Banking Day unless that day falls in another calendar month in which latter case the LIBOR Contract Period shall end instead on the last Banking Day of the next preceding calendar month,

              (2) if any such LIBOR Contract Period commences on a day which is the last day of the calendar month, it shall end on the last day of the next following calendar month, subject to subsection 2D.04(a)(1), and

              (3) if the LIBOR Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which the LIBOR Contract Period is to end, it shall end on the last Banking Day of that calendar month.

       (b) Borrower shall never elect a LIBOR Contract Period for a Revolving Series the term of which extends beyond the Expiration Date. In addition, Borrower shall never elect a LIBOR Contract Period for a Revolving Series the term of which extends beyond any January 31, commencing with January 31, 1998, unless, after giving effect to such selection, the aggregate outstanding principal balance of all Revolving Series comprised of PR Loans, together with the aggregate outstanding principal balance of all Revolving Series comprised of LIBOR Loans which have LIBOR Contract Periods ending on or prior to such January 31, shall be at least equal to that portion of the aggregate principal amount of such Revolving Series due and payable on and prior to such January 31.

       (c) Borrower shall never elect a LIBOR Contract Period for a Term Series the term of which extends beyond June 30, 1997.

2D.05 MATURITIES -- The stated Maturity of any Revolving Series comprised of PR Loans shall be (subject to any mandatory reductions of the Revolving Commitments pursuant to subsection 2B.06) the Expiration Date. The stated Maturity of any Term Series comprised of PR Loans shall be the Refinancing Date. The stated Maturity of each Term Series or Revolving Series, as the case may be, comprised of LIBOR Loans shall be the last day of the LIBOR Contract Period applicable thereto. In no event, however, shall (a) the stated Maturity of any Revolving Loan be later than the Expiration Date, and (b) the stated Maturity of any Term Loan be later than June 30, 1997.

2D.06 ROLLOVER OR REFINANCING OF REVOLVING LOANS -- Upon delivery of a timely Credit Request in accordance with subsection 2C.02 and subject to any other conditions or limitations of this Agreement, Borrower may refinance all or any part of any Revolving Series with another Revolving Series of the same or a different Type. Any Revolving Series or part thereof so refinanced shall be deemed to be repaid or prepaid, as applicable, with the proceeds of a new Revolving Series. If

        (a) prior to the Expiration Date any Revolving Series comprised of LIBOR Loans shall not be paid in full at the stated Maturity thereof, and

        (b) Borrower shall have failed to duly give NCB-Agent a timely Credit Request in respect thereof,

Borrower shall be deemed to have duly given NCB-Agent a timely Credit Request to obtain (and at that Maturity the Banks shall make) a Revolving Series comprised of PR Loans in an aggregate principal amount equal to the aggregate unpaid principal of the Revolving Series comprised of LIBOR Loans then due the proceeds of which Revolving Series comprised of PR Loans shall be applied to the payment in full of the Revolving Series comprised of LIBOR Loans then due; PROVIDED that no such Revolving Series comprised of PR Loans shall of itself constitute a waiver of any then-existing Default Under This Agreement.

2D.07 CONTINUATION/CONVERSION OF TERM LOANS -- Borrower shall have the right to convert or continue any Term Series comprised of LIBOR Loans or PR Loans, as the case may be, upon notice and request delivered by Borrower to NCB-Agent not later than 12:00 noon (a) on the Banking Day that Borrower desires to convert any Term Series comprised of LIBOR Loans to a Term Series comprised of PR Loans,
(b) three (3) Banking Days prior to the Banking Day on which Borrower desires to convert any portion of a Term Series comprised of PR Loans to a Term Series comprised of LIBOR Loans for a given LIBOR Contract Period, and (c) three (3) Banking Days prior to the Banking Day on which Borrower desires to continue any Term Series comprised of LIBOR Loans as another Term Series comprised of LIBOR Loans; PROVIDED, that each such conversion or continuation shall be subject to the following:

        (i) if less than all the outstanding principal amount of a Term Series comprised of PR Loans or LIBOR Loans, as the case may be, is converted or continued, the aggregate principal amount of such Term Series being converted or continued shall be: (A) in the case of a Term Series comprised of LIBOR Loans, not less than One Million Dollars ($1,000,000) or a multiple thereof, or (B) in the case of a Term Series comprised of PR Loans, One Hundred Thousand Dollars ($100,000),

        (ii) each such conversion or continuation shall be effected as if the Banks were applying the proceeds of the Loans resulting from such conversion or continuation to that portion of the Term Loans being converted or continued, as the case may be, and the accrued interest on such portion of the Term Loans being converted or continued shall be paid to NCB-Agent by Borrower at the time of such conversion or continuation,

        (iii) no LIBOR Loans shall be converted or continued at any time unless Borrower shall promptly pay any amounts due to the Banks pursuant to subsection 2D.08 or section 6C,

        (iv) Loans that cannot be converted into or continued as LIBOR Loans by reason of clauses (iii) or (v) of this subsection 2D.07 shall be automatically converted at the end of the LIBOR Contract Period in effect for such Term Series comprised of LIBOR Loans into a Term Series comprised of PR Loans, and

        (v) no LIBOR Contract Period can be selected in connection with any conversion or continuation with respect to any Term Series comprised of LIBOR Loans which ends after June 30, 1997.

Each such request for a conversion or continuation (a "Conversion/Continuation Request") shall be irrevocable and shall be in the form of EXHIBIT F (or in other form and detail reasonably satisfactory to NCB-Agent) with the blanks appropriately filled. NCB-Agent shall give each Bank immediate notice of each Conversion/Continuation Request. Borrower may make its request by telephone PROVIDED it promptly confirms the request by a written request as aforesaid, Borrower hereby agreeing to assume the risk of a misunderstanding in the case of any telephone request.

2D.08 PREPAYMENTS -- Borrower may from time to time prepay the principal of any Series comprised of PR Loans or LIBOR Loans, as the case may be, in whole or in part, subject to the following:

        (a) Borrower shall give NCB-Agent an appropriate notice not later than 12:00 noon on the Banking Day next preceding any such prepayment, which notice, if not originally given in writing, shall be promptly confirmed in writing. NCB-Agent shall promptly report the notice to each Bank.

        (b) Each prepayment of a Series comprised of PR Loans shall aggregate the principal amount of One Hundred Thousand Dollars ($100,000) or any multiple thereof or an amount equal to the then aggregate principal outstanding and shall be allocated thereto Ratably. Each prepayment of a Series comprised of LIBOR Loans shall aggregate One Million Dollars ($1,000,000) or any greater amount that is a multiple of One Hundred Thousand Dollars ($100,000) or an amount equal to the aggregate unpaid principal balance of that Series comprised of LIBOR Loans and shall be applied Ratably thereto.

        (c) Each prepayment of a Series comprised of PR Loans may be made without penalty or premium. Any prepayment of a Series comprised of LIBOR Loans (regardless of the reason for the prepayment) shall be subject to the payment of any indemnity required by section 6C; provided, however, Borrower shall not be required to repay any Series of Term Loans comprised of LIBOR Loans which constitute all or a portion of the Refinanced Amount.

        (d) Prior to the Expiration Date no prepayment shall of itself reduce any Revolving Commitment.

        (e) Concurrently with each prepayment, Borrower shall prepay the interest accrued on the prepaid principal.

        (f) Prior to the Refinancing Date Borrower shall not prepay any portion of the Term Loans unless the then aggregate outstanding principal amount of the Revolving Loans does not exceed One Hundred Million Dollars ($100,000,000).

2D.09 DISBURSEMENT -- Each Bank may disburse the proceeds of each Subject Loan made by it from any office selected by that Bank and in each case shall disburse the same in immediately available funds to Borrower's general checking account with NCB in the absence of written instructions from Borrower to the contrary, which funds shall be so disbursed on the Banking Day specified in the Credit Request for a Revolving Loan and on the date of this Agreement for a Term Loan; PROVIDED, that this subsection shall not apply to Revolving Loans made pursuant to subsection 2B.05.

2D.10 LIBOR LOANS: UNAVAILABILITY -- If at any time

        (a) NCB-Agent shall determine that dollar deposits of the relevant amount for the relevant LIBOR Contract Period are not available in the London interbank market (in the case of LIBOR rates) for the purpose of funding the LIBOR rates in question, or

        (b) NCB-Agent shall reasonably determine that circumstances affecting that market make it impracticable for NCB-Agent to ascertain LIBOR rates, or

        (c) any Bank shall give NCB-Agent written notice that the costs of that Bank in funding of any Subject Loans at a LIBOR rate are equal to or greater than the interest payable by Borrower in respect thereof, then and in each such case NCB-Agent shall, by written notice to Borrower and to all the Banks, suspend Borrower's right thereafter to obtain rates of the kind in question, which suspension shall remain in effect until such time, if any, as NCB-Agent may give written notice to Borrower that the condition giving rise to the suspension no longer prevails, which notice NCB-Agent agrees to provide within thirty (30) days of the end of the condition giving rise to the suspension.

        2D.11 LIBOR LOANS: ILLEGALITY -- If any Bank shall give NCB-Agent written notice that it is or any governmental authority has asserted that it is unlawful for that Bank to fund make or maintain the LIBOR rates in question,

                (a) NCB-Agent shall give Borrower and each of the other Banks prompt written notice thereof, and

                (b) Borrower shall promptly pay in full the principal of and interest on the LIBOR Loan in question and make the reimbursement, if any, required by section 6C.

2E. LETTERS OF CREDIT -- NCB-Agent and the Banks agree that so long as all of the Revolving Commitments remain in effect NCB-Agent will, in NCB's name but only as agent for the Banks, issue such standby letters of credit (each, a "Subject LC") for Borrower's account as Borrower may from time to time request subject, however, to the conditions of this Agreement.

        2E.01 RATABLE PARTICIPATION -- Each issuance of a Subject LC shall, of itself, confer upon each Bank the benefits and liabilities of a participation constituting an undivided interest in the Subject LC to the extent of that Bank's Ratable share. Promptly after the issuance of each Subject LC, NCB-Agent shall notify each Bank of such issuance. Upon the request of any Bank, NCB-Agent shall notify each Bank of such issuance. Upon the request of any Bank, NCB-Agent shall deliver a copy of each Subject LC issued hereunder to such requesting Bank.

        2E.02 MAXIMUM -- in addition to the conditions set forth in subsection 2C.03 hereof, NCB-Agent shall not issue any Subject LC if, after giving effect thereto,

                (a) the aggregate undrawn balance of all then outstanding Subject LCs would exceed Ten Million Dollars ($10,000,000) or

                (b) the aggregate undrawn balance of all Subject LCs and any unreimbursed drawings in respect thereof (to the extent that a Revolving Series comprises of PR Loans have not been advanced by Banks in respect thereof) plus any Subject LCs to be issued pursuant to any unfilled Credit Request under subsection 2C.02 plus the aggregate amount of Revolving Loans outstanding or to be obtained pursuant to any unfilled Credit Requests would at any time exceed the aggregate of the Revolving Commitments as then in effect.

        2E.03 TERM -- No Subject LC shall permit any draft to be drawn thereunder on a date (the "last draw date") that is later than the third (3rd) Banking Day next preceding the Expiration Date in effect at the date of issuance of such Subject LC.

        2E.04 FORM AND SUBSTANCE -- Each Subject LC shall have terms, conditions and other provisions that are satisfactory to NCB, shall expire not more than one year after Borrower's application therefor, shall be a commercial letter of credit used for any valid business purpose in Borrower's business, shall be denominated in United States dollars and shall be in NCB's standard form or in other form satisfactory to NCB.

        2E.05 CREDIT REQUESTS AND REIMBURSEMENT AGREEMENTS -- Borrower shall execute and deliver to NCB-Agent in respect of each Subject LC in addition to the Credit Request referred to in subsection 2C.02, two counterparts each of an appropriate application and reimbursement agreement being in such form and substance as NCB-Agent may require. Each Credit Request with respect to a Subject LC shall be delivered not later than 12:00 noon of the third (3rd) Banking Day prior to the day it is to be issued. To the extent the terms or provisions of any Reimbursement Agreement are inconsistent with those of this Agreement, the terms and provisions of this Agreement shall govern.

        2E.06 COMMISSION -- Borrower agrees to pay NCB all of its standard fees and charges, at prevailing rates from time to time established by NCB's International Department, in regard to any Subject LC, including but not limited to an issuance fee, an annual maintenance fee, an amendment fee and a negotiation fee. In addition, Borrower shall pay NCB-Agent, for the Ratable benefit of the Banks, a non-refundable commission (billed quarterly in advance) equal to the then applicable Margin under subsection 2C.05 multiplied by the face amount of each Subject LC. NCB shall be entitled to keep each of the aforesaid standard fees, if any, payable by Borrower in respect of the Subject LC as well as keeping its Ratable share of the commissions.

        2E.07 PAYMENT OF DRAFTS -- Whenever a draft drawn under an Subject LC is presented to NCB for payment, NCB shall give prompt notice thereof to Borrower and the Banks. In each such case the Banks shall, on the date the draft is to be paid, grant Borrower a Revolving Series comprised of PR Loans to fully fund the payment of the draft. Each such Revolving Series comprised 6f PR Loans shall be made

                (a) in accordance with the other provisions of section 2E (except that the PR Loans shall be made on NCB's demand even if the Revolving Commitments may no longer be in effect and even if any one or more Defaults Under This Agreement may then exist or thereupon occur), and

                (b) in such aggregate principal amount as will fully reimburse NCB for its payment of the draft.

        The proceeds shall be disbursed directly to NCB to reimburse NCB as aforesaid.

        2E.08 CHANGE OF LAW -- If any change in any law or regulation or in the interpretation thereof shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement which would impose on NCB-Agent or any bank any additional cost relating to the issuance or maintenance of letters of credit generally or to the issuance or maintenance of any specific Subject LC, than NCB-Agent or any Bank may give to Borrower notice of the amount thereof and a certificate setting forth a computation and explanation thereto and Borrower shall immediately after receipt thereof pay the amount thereon to NCB-Agent of the Bank, as the case may be.

        2E.09 UNCONDITIONAL OBLIGATIONS -- The obligation of the Banks to make, and of Borrower to pay, each series of PR Loans made pursuant to subsection 2E.07 shall be absolute and unconditional and shall be performed under all circumstances, including, without limitation:

                (a) any lack of validity or enforceability of any Subject LC,

                (b) the existence of any claim, offset, defense,or other right that Borrower may have against the beneficiary of any Subject LC or anyone else,

                (c) the existence of any fraud or misrepresentation in the presentment of any draft drawn and paid under any Subject LC, or

                (d) any payment of any such draft by NCB which does not strictly comply with the terms of any Subject LC provided such payment shall not have constituted gross negligence or willful misconduct.

        2E.10 BORROWER'S INDEMNITY -- Borrower agrees to defend and indemnify NCB against, and to hold NCB harmless from, any loss, liability, damage, claim, cost, or expense relating to NCB's issuance or maintenance of any Subject LC or to NCB's payment of any draft drawn thereunder, excluding any such loss, liability, damage, claim, cost, or expense resulting from NCB's gross negligence or willful misconduct.

3A. INFORMATION -- Borrower agrees that so long as the Revolving Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

        3A.01 FINANCIAL STATEMENTS -- Borrower will furnish to each Bank

                (a) within forty-five (45) days after the end of each of the first three quarter- annual periods of each of Borrower's fiscal years, balance sheets of the Companies as at the end of the period and their statements of cash flow, income and surplus, shareholder equity for the current fiscal year to the end of that period, all prepared (but unaudited) on a consolidated basis, on a comparative basis with the prior year, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to the Required Banks

                (b) as soon as available (and in any event within ninety (90) days after the end of each of Borrower's fiscal years), a complete copy of an annual audit report (including, without limitation, all financial statements of the Companies therein and notes thereto) of the Companies for that year which shall be

                (1) prepared on a consolidated and consolidating basis, on a comparative basis with the prior year with respect to the consolidated (but not consolidating) statements, in accordance with GAAP (EXCEPT as disclosed therein) and in form and detail satisfactory to the Required Banks

                (2) certified (without qualification as to GAAP) by independent public accountants selected by Borrower and satisfactory to the Required Banks. and

                (3) accompanied by a copy of any management report, letter or similar writing furnished to Borrower by the accountants in respect of Borrower's systems, operations, financial condition or properties,

        (c) concurrently with the delivery of any financial statement to Banks pursuant to clause (a) or (b), a certificate by Borrower's chief financial officer

                (1) certifying that to the best of the officer's knowledge and belief, (A) those financial statements fairly present in all material respects the financial condition and the results of operations of the Companies in accordance with GAAP subject, in the case of interim financial statements, to routine year-end audit adjustments and (B) no Default Under This Agreement then exists or if any does, a brief description of the default and Borrowers intentions in respect thereof, and

                (2) setting forth calculations indicating whether or not the Companies are in compliance with the general financial standards of section 3B as well as the calculation of the Companies consolidated Adjusted Funded Indebtedness/EBITDA Ratio,

        (d) promptly when filed (in final form) or sent, a copy of

                (1) each registration statement, Form 10-K annual report, Form 10-Q quarterly report, Form 8-K current report or similar document filed by Borrower with the Securities and Exchange Commission (or any similar federal agency having regulatory jurisdiction over Borrower securities).

                (2) each proxy statement, annual report, certificate, notice or other document sent by Borrower to the holders of any of its securities in their capacities as shareholders (or any trustee under any indenture which secure, any of its securities or pursuant to which such securities are issued), and

        (e) as soon as available (and, in any event, no later than sixty (60) days after the end of each calendar year), forecasts prepared by management of Borrower, in form and substance satisfactory to the Required Banks, of consolidated and consolidating balance sheets, consolidated and consolidating income statements and consolidated and consolidating cash flow statements for the Companies on a quarterly basis for the next succeeding fiscal year.

        (f) not less than ten (10) days nor more than forty-five (45) days prior to (1) an acquisition by Borrower of substantially all the assets or equity interests of another corporation or business enterprise, (2) a merger or consolidation by any Company with any other Person (other than a merger or consolidation referred to in clause (i) of subsection 3D.01), (3) a joint venture with another corporation or business enterprise, or (4) an investment in or advance or loan to any person or entity made after the date of this Agreement pursuant to subsection 3D.02(iii) or (iv) below, oral notification to each Bank regarding such event of the type referred to in clauses (1) through (4) above and, if any Bank shall request in respect thereto, twelve (12) month financial projections (the "Projections"), including a projected balance sheet and cash flow and income statements, prepared by Borrower's chief financial officer, controller or another officer reasonably satisfactory to the Required Banks. Notwithstanding the foregoing, Banks agree that they shall not request Projections in the event the aggregate dollar amount of such events for a given fiscal year do not exceed ten percent (10%) of the consolidated Stockholders Equity of the Companies as of the end of the prior fiscal year. The Projections shall be prepared on the basis of the historical operations of the Companies (and any entity to be acquired or merged or consolidated with) after giving effect to the event in question and all reasonable related assumptions. The officer preparing such Projections shall certify to Banks and NCB-Agent that to the best of his knowledge and belief such financial information is not misleading and is accurate in all material respects. Borrower shall promptly notify Banks of any change in the assumptions upon which the Projections are based between the date of preparation and the date of the event in question,

        (g) forthwith upon Bank's written request, such other information in writing about the financial condition, properties and operations of the Companies and about their Pension Plans, if any, as the Required Banks may from time to time reasonably request.

3A.02 NOTICE -- Borrower will cause its chief financial officer, or in his absence another officer designated by Borrower, to give each Bank prompt written notice whenever any officer of any Company

        (a) reasonably believes (or receives notice from any governmental agency alleging) that any Reportable Event has occurred in respect of any Pension Plan or that a Company has become in material non-compliance with any law or governmental order referred to in subsection 3C.06 if non-compliance therewith would materially and adversely affect the financial condition or operations of the Companies taken as a whole,

        (b) receives from the Internal Revenue Service or any other federal, state, local, domestic or foreign taxing authority any allegation of any default by a Company in the payment of any tax that is material in amount to the Companies taken as a whole or notice of any assessment in respect thereof,

        (c) learns there has been brought against a Company before any court, administrative agency or arbitrator any litigation or proceeding which, if successful, might have a material adverse effect on the Companies taken as a whole,

        (d) reasonably believes that any representation or warranty made in subsections 4B.01 through 4B.08 (both inclusive) or 4B.10 through 4B.21 (both inclusive) shall have ceased in any material respect to be true and complete or that any Default Under This Agreement shall have occurred or

        (e) reasonably believes that there has occurred or begun to exist any other event, condition or thing that likely may have a material adverse effect on the financial condition operations or properties of the Companies taken as a whole,

        (f) reasonably believes (or receives any notice from any third party) that a Company has defaulted or otherwise breached any Material Contract to which such Company is a party.

3B. GENERAL FINANCIAL STANDARDS -- Borrower agrees that so long as the Revolving Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, Borrower will perform and observe each of the following:

        3B.01 FUNDED INDEBTEDNESS/CAPITAL -- Borrower will not suffer or permit, as at the end of any fiscal quarter, the ratio of (a) the sum of (i) the consolidated amount of Funded Indebtedness of the Companies PLUS (ii) the consolidated amount of all other indebtedness for borrowed money of the Companies to (b) the sum of (i) the consolidated amount of Funded Indebtedness of the Companies PLUS (ii) the consolidated amount of all other indebtedness for borrowed money of the Companies PLUS (iii) consolidated Stockholders' Equity of the Companies to be greater than (A) for the period commencing on the date of the execution of this Agreement and concluding on the day immediately preceding the Refinancing Date, .60 to 1.0., (B) in the event that Borrower completes a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000) and for the period commencing on the Refinancing Date and thereafter, .45 to 1.0, and (C) in the event that Borrower fails to complete a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000) and (1) for the period commencing on the Refinancing Date and concluding on December 31, 1998, .60 to 1.0, and (2) for the period commencing on January 1, 1999 and continuing thereafter, .50 to 1.0.

        3B.02 CURRENT RATIO -- Borrower will not suffer or permit, as at the end of any fiscal quarter, the consolidated Current Assets of the Companies to fall below an amount equal to one hundred fifty percent (150%) of their consolidated Current Liabilities.

        3B.03 FUNDED INDEBTEDNESS/EBITDA -- Borrower will not suffer or permit, as at the end of any fiscal quarter, the consolidated Funded Indebtedness/EBITDA Ratio of the Companies to be greater than (A) for the period commencing on the date of the execution of this Agreement and concluding on the day immediately preceding the Refinancing Date,
        3.25 to 1.0., (B) in the event that Borrower completes a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000) and for the period commencing on the Refinancing Date and thereafter, 2.5 to 1.0, and (C) in the event that Borrower fails to complete a public equity offering for which the Net Offering Proceeds are equal to or greater than Sixty Million Dollars ($60,000,000) and (1) for the period commencing on the Refinancing Date and concluding on December 31, 1997, 3.25 to 1.0, (2) for the period commencing on January 1, 1998 and concluding on December 31, 1998, 3.0 to 1.0, and (3) for the period commencing on January 1, 1999 and continuing thereafter, 2.5 to 1.0.

3C. AFFIRMATIVE COVENANTS -- Borrower agrees that so long as the Revolving Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, the Companies will perform and observe each of the following:

        3C.01 TAXES -- Each Company will pay in full

                (a) prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and

                (b) prior in each case to the date the claim would become delinquent for nonpayment, all other lawful claims (whatever their kind or nature) which, if unpaid, might have a material adverse effect upon the Companies on a consolidated basis;

        PROVIDED, that no item (other than wage or social security withholding tax obligations) need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement thereof and Borrower either posts a bond or otherwise establishes adequate reserves therefor.

        3C.02 FINANCIAL RECORDS -- Each Company will at all times keep true and complete financial records in accordance with GAAP and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities.

        3C.03 VISITATION -- Each Company will permit each Bank at all reasonable times upon reasonable advance notice except in the case of an emergency

                (a) to visit and inspect that Company's properties and examine its records at that Bank's expense and to make copies of and extracts from such records, and

                (b) to consult with that Company's directors, officers, employees, accountants, actuaries, trustees and plan administrators in respect of its financial condition, properties and operations and the financial condition of its Pension Plans, each of which parties is hereby authorized to make such information available to each Bank to the same extent that it would to that Company; provided, however, that so long as no Default Under This Agreement shall have occurred and be continuing, each of the Banks agrees to use its reasonable efforts to coordinate any such visits or consultations with the other Banks, to the extent reasonably practicable; provided, further, that all information obtained shall be subject to the provisions Section 8.20.

        3C.04 INSURANCE -- Each Company will

                (a) keep itself and all of its insurable properties insured (or self-insured in accordance with prudent insurance practice) at all times to such extent, with such deductibles, by such insurers and against such hazards and liabilities as is generally and prudently done by like businesses, and

                (b) forthwith upon any Bank's written request furnish to that Bank such information about Borrower's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to that Bank and certified by an officer of Borrower.

        3C.05 CORPORATE EXISTENCE -- Each Company will at all times maintain its corporate existence, rights and franchises, the failure to maintain any of which would have a material adverse effect on such Company; provided that this subsection shall not prevent any dissolution and liquidation of any Subsidiary or any merger or consolidation permitted by subsection 3D.0l.

        3C.06 COMPLIANCE WITH LAW -- Each Company will comply with all laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every lawful governmental order (whether administrative or judicial) and will, without limiting the generality of the foregoing,

                (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws and handle all hazardous materials in material compliance therewith; keep in full effect each permit, approval, certification, license or other authorization required by any Environmental Law for the conduct of any material portion of its business; and comply in all other material respects with all Environmental Laws (including the undertaking of any cleanup, remedial or other action necessary in order to comply with any directive of a governmental authority or Environmental Law);

                (b) make a full and timely payment of premiums required by ERISA and perform and observe all such further and other requirements of ERISA such that no Default Under ERISA shall occur or begin to exist; and

                (c) comply with all material requirements of all occupational health and safety laws and federal and state securities laws;

        PROVIDED, that this subsection shall not apply to any of the foregoing

                (i) if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which a bond has been posted or appropriate reserves shall have been established or

                (ii) in any other case if non-compliance therewith would not materially and adversely affect the Companies' consolidated financial condition, properties or business.

        3C.07 PROPERTIES -- Each Company will maintain all fixed assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted, refrain from wasting or destroying any such necessary fixed assets and refrain from being negligent in the care or use thereof.

        3C.08 QUALIFICATION TO DO BUSINESS -- Each Company shall remain qualified to do business in each jurisdiction in which such qualification is required by law and in which the consequences of a failure to qualify would have a materially adverse effect on the business or financial condition of the Companies on a consolidated basis.

        3C.09 APPLICATION OF NET OFFERING PROCEEDS -- Borrower shall apply, immediately upon its receipt thereof, the Net Offering Proceeds of up to Sixty Million Dollars ($60,000,000) to pay down the aggregate outstanding principal amount of the Term Loans. In the event that Borrower raises more than Sixty Million Dollars ($60,000,000) in Net Offering Proceeds, Borrower may apply, after the Refinancing Date, all or a portion of such proceeds in excess of Sixty Million Dollars ($60,000,000) to pay down the aggregate outstanding principal amount of the Revolving Loans.

3D. NEGATIVE COVENANTS -- Borrower agrees that so long as the Revolving Commitments remain in effect and thereafter until the Subject Indebtedness shall have been paid in full, the Companies will perform and observe each of the following:

        3D.01 EQUITY AND ASSET TRANSACTIONS -- No Company will

                (a)  be a party to any merger or consolidation,

                (b) create, acquire or hold any Subsidiary, or purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise, or be or become a party to any joint venture or partnership,

                (c) make or keep any investment in any stocks or other equity securities of any kind, except that this clause (c) shall not apply to any existing (as of the date hereof) investments in stocks and other equity securities of Subsidiaries or any other investment fully disclosed in the Companies' December 31, 1995 consolidated audited financial statements or in the Supplemental Schedule,

                (d) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its fixed assets, including, without limitation, all or substantially all of the assets of a division, branch or other unit operation, EXCEPT chattels that shall have become obsolete or no longer useful in its present business, or

                (e) sell or otherwise transfer or issue (in the case of a Subsidiary) any shares of stock (other than shares issued or transferred solely for the purpose of qualifying directors under any applicable law) or other equity securities of any Subsidiary to anyone other than Borrower;

        provided, that if no Default Under this Agreement shall then exist and if none would thereupon begin to exist, this subsection shall not apply to

                (i) any merger or consolidation involving only Subsidiaries of the Borrower, or any merger involving only the Borrower and one or more of its Subsidiaries in which the Borrower is the surviving corporation, or

                (ii) any acquisition by a Company of substantially all of the assets or equity interest of another corporation or business enterprise, any merger or consolidation by any Company with any other Person (other than a merger or consolidation referred to in clause (i) above), or any joint venture with another corporation or business enterprise; provided that (A) the target or resulting entity is in the same, substantially similar or a complementary line of business, and (B) Proforma Covenant Compliance pertains and, to the extent Projections are requested, the Required Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based (each of the Banks hereto, by their signatures hereof, do hereby consent to the assumptions upon which the Projections delivered in connection with the Acquisition were based), or

                (iii) any sale, lease or transfer of assets by any Company (other than any sale or transfer of any of the capital stock by the Borrower of any of its Subsidiaries) otherwise prohibited by this Subsection 3D.01 so long as (A) such sale, lease or transfer is for not less than the fair market value of such assets, (B) the consideration received therefor is cash or cash equivalents and (C) the aggregate of such proceeds of all such sales shall not exceed Five Million Dollars ($5,000,000) during the term of this Agreement.

        3D.02 CREDIT EXTENSIONS -- No Company will

                (a) make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone or

                (b)  be or become a Guarantor of any kind;

        PROVIDED, that this subsection shall not apply to

                (i) any existing or future advance, commission or relocation payment, or other loan or advance made to an employee or to a director or officer of the Company in the ordinary course of business and consistent with past practice,

                (ii) any existing or future investment in any such notes, bonds or other obligations consisting of (A) Acceptable Marketable Securities or (B) in the case of Kokkola Chemicals Oy, the Borrower's wholly-owned Finnish subsidiary, (x) any money-market investment carrying the highest quality rating issued by Standard and Poors or any Scandinavian affiliate thereof and (y) certificates of deposit or commercial paper (with a remaining term of 360 days or less) issued by any bank having a combined capital and surplus aggregating at least Three Hundred Fifty Million Dollars ($350,000,000); PROVIDED, HOWEVER, that the aggregate amount of the investments in clause (A) and (B) hereof outstanding at any time shall not exceed Fifteen Million Dollars ($15,000,000),

                (iii) any existing investment, advance, loan or Guaranty fully disclosed in the Companies' December 31, 1995 consolidated audited financial statements or in the Supplemental Schedule or any other investment, advance or loan provided that (A) the entity invested in or to which an advance or loan is made is in the same, substantially similar or a complementary line of business and (B) Proforma Covenant Compliance pertains and, to the extent Projections are requested, the Required Banks to not reasonably object to the assumptions or other information upon which the relevant Projections were based,

                (iv) any intercompany loan or Guaranty by the Borrower (not otherwise permitted by clause (iii) above) to, and any Guaranty by the Borrower of any indebtedness of, any Subsidiary of the Borrower in which the Borrower owns one hundred percent (100%) of the outstanding common stock (except for shares owned by directors as required by law); PROVIDED, HOWEVER, that, at the time of and after giving effect to any such loan or Guaranty (A) no Default Under This Agreement shall have occurred and be continuing and (B) Proforma Covenant Compliance pertains and, to the extent Projections are requested, the Required

              Banks do not reasonably object to the assumptions or other information upon which the relevant Projections were based,

              (v) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, or

              (vi) trade accounts arising and outstanding in the ordinary course of business unless represented by a promissory note or other instrument.

        3D.03 BORROWINGS -- No Company will create, assume or have outstanding at any time any indebtedness for borrowed money or any Funded Indebtedness of any kind to the extent the same would cause a violation of the general financial standards contained in Section 3B or otherwise violate any other term or provision of this Agreement or any Related Writing and no indebtedness for borrowed money or Funded Indebtedness of any Company will have covenants or defaults materially more restrictive on the Companies than those set forth in this Agreement.

        3D.04 LIENS, LEASES -- No Company will

              (a) lease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment or other title retention contract,

              (b)  sell or otherwise transfer any receivables with recourse or

              (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, lien or financing statement:

        PROVIDED, that this subsection shall not apply to

              (i) any tax lien for taxes not yet due and payable, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien. EXCEPT that this clause
              (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any Guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question and against which a bond has been posted or appropriate reserves shall have been established),

              (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters in each case having no material adverse effect as a practical matter on the ownership or use of any of the property in question,

              (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question and against which a bond has been posted or appropriate reserves shall have been established),

              (iv) any mortgage, security interest or other lien securing only the Subject Indebtedness which may hereafter be granted by a Company by agreement of the parties hereto,

              (v) any mortgage, security interest or other lien (each, a "purchase money security interest") which is created or assumed in purchasing, leasing (pursuant to a capitalized lease), constructing or improving any real property or equipment or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby does not exceed the total cost of the purchase construction or improvement, (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed and (D) the aggregate amount of all such purchase money security interest does not exceed Five Million Dollars ($5,000,000) in any fiscal year,

              (vi) any lease other than any capitalized lease (it being agreed that a capitalized lease is a lien rather than a lease for the purposes of this Agreement),

              (vii) any mortgage, security interest or other lien which (together with the indebtedness secured thereby) is fully disclosed in the Companies' December 31, 1995 consolidated audited financial statements or in the Supplemental Schedule,

              (viii) any mortgage, security interest or other lien permitted by this Section 3D.04 securing any indebtedness permitted by this Agreement that is a renewal, extension or refinancing of such indebtedness; PROVIDED, HOWEVER, that (i) such extended, renewed or replacement mortgage, security interest or other lien shall be limited to all or a part of the same property that secured the lien extended, renewed or replaced and (ii) the indebtedness secured thereby shall not be increased; or

              (ix) any financing statement perfecting a security interest that would be permissible under this subsection.

3D.05 DIVIDENDS -- No Company shall make or commit itself to make any Distribution to its shareholders at any time; PROVIDED, HOWEVER, that, so long as no Default Under This Agreement shall then exist or would thereupon occur, the Borrower may, during any fiscal year, make Distributions consisting of dividends payable solely in cash in an aggregate amount not to exceed the greater of (a) Ten Million Dollars ($10,000,000) or (b) twenty-five percent (25%) of the consolidated Net Income of the Companies for such fiscal year.

3D.06 CHANGE IN NATURE OF BUSINESS -- No Company shall make any material change in the nature of its business as carried on at the date hereof.

3D.07 ACCOUNTING CHANGES -- No Company shall make or permit any change in accounting policies or reporting practices, except as required by law or as required or permitted by GAAP applicable to such Company from time to time.

3D.08 AMENDMENT; DEFAULT OF MATERIAL CONTRACTS -- Other than in the exercise of reasonable business judgment, no Company shall cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof. No Company shall (i) amend or otherwise modify in any material respect any Material Contract or give any consent, waiver or approval thereunder; (ii) permit any material default by such Company to exist beyond any applicable cure period; (iii) waive any material default under or breach of any Material Contract; or (iv) agree in any manner to any other material amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that might reasonably be expected to have a material adverse effect on the business or financial condition of the Companies on a consolidated basis or that would materially impair the interest or rights of NCB-Agent or any Bank.

3D.09 USE OF PROCEEDS -- The Borrower shall not use the proceeds of any Subject Loan for any purpose other than the refinancing of the existing indebtedness to certain of the Banks, providing funds for acquisitions, joint ventures, capital expenditures and general corporate purposes consistent with and subject to the terms and provisions hereof.

3D.10 ADVERSE OBLIGATIONS; LABOR DISPUTES -- No Company shall be subject to any contract, agreement, corporate restriction, judgment, decree or order materially and adversely affecting the business, property, assets, operations or condition, financial or otherwise, of the Companies on a consolidated basis. No Company shall be a party to any labor dispute other than grievance disputes which do not materially and adversely affect the business, property, assets, operations or condition, financial or otherwise, of the Companies on a consolidated basis. No Company shall be subject to any material strikes, slow downs, walkouts or other concerted interruptions of operations by employees whether or not relating to any labor contracts other than strikes, slow downs, walkouts or other concerted interruptions which do not materially and adversely affect the business, property, assets, operations or condition, financial or otherwise, of the Companies on a consolidated basis.

4A. CLOSING -- Prior to or at the execution and delivery of this Agreement Borrower shall have complied or caused compliance with each of the following:

     4A.01 NOTES -- Borrower shall execute and deliver to each Bank a Term Note and an Initial Revolving Note in accordance with subsection 2A.01 and 2C.01. Upon Borrower's execution and delivery of the Initial Revolving Notes and the Term Notes to the Banks, each of the Banks agree to return to Borrower the revolving notes issued by Borrower in connection with the Prior Credit Agreement and the same shall be either marked "cancelled" or "substituted".

     4A.02 RESOLUTIONS/INCUMBENCY -- Borrower's secretary or assistant secretary shall have certified to Banks (a) a copy of resolutions duly adopted by its board of directors in respect of this Agreement and the transactions contemplated hereby and the Acquisition Agreement and the transactions contemplated thereby, and (b) the names and true signatures of officers authorized to execute and deliver this Agreement, the Acquisition Agreement, the Acquisition Documents and Related Writings on behalf of Borrower and the secretary or assistant secretary of each of the current Guarantors shall have delivered a similar certification to Banks in regard to authorization of its respective guaranty.

     4A.03 LEGAL OPINION -- Borrower's, Seller's and each of the Current Guarantors' counsel shall have rendered to Banks their written opinion in respect of the matters referred to in subsections 4B.01, 4B.02, 4B.03, 4B.04 and 4B.23 as they relate to Borrower, Seller and each of the Current Guarantors, and also as to the obtaining of all necessary consents so that this Agreement will not breach the Acquisition Agreement, any of the Acquisition Documents, or the Note Purchase Agreement, which opinion shall be in such form and substance (and may be subject only to such qualifications and exceptions, if any) as shall be satisfactory to the Required Banks and substantially similar to the acceptable form of legal opinion previously provided by NCB-Agent to Borrower and its counsel.

     4A.04 CONSUMMATION OF ACQUISITION -- Borrower shall have furnished to Banks evidence, in form and substance satisfactory to Banks, that all transactions contemplated by the Acquisition Agreement to occur on or before the closing date set forth therein, including, without limitation, the Acquisition, have been consummated.

     4A.05 ACQUISITION DOCUMENTS -- Borrower shall have furnished to Banks true and correct copies, certified to Banks by an officer of Borrower, of the executed Acquisition Agreement and each of the Acquisition Documents, each of which shall be in form and substance satisfactory to Banks.

        4A.06 FINANCIAL STATEMENTS -- Borrower shall have furnished to Banks at least one (1) true and complete copy of each of the following: the annual audit report (including, without limitation, all financial statements therein and notes thereto and the accompanying accountants' opinion and management report) of the Companies prepared as at December 31, 1995 and annual audit reports for each of the two (2) next preceding fiscal years (each having been certified by Ernst & Young) and unaudited interim financial statements prepared as at September 30, 1996.

        4A.07 DOCUMENTATION FEE -- Borrower shall have paid NCB-Agent, for its own account, a documentation fee in an amount agreed upon by and between Borrower and NCB-Agent.

        4A.08 CLOSING FEE -- Borrower shall have paid NCB-Agent, for the account of the Banks, the closing fee payable pursuant to Section 2A.05 hereof.

        4A.09 OTHER DOCUMENTS -- Borrower shall execute or deliver to NCB-Agent such other agreements, instruments and documents, including, without limitation, those listed below, which NCB-Agent may require to be executed and/or delivered in connection herewith (all of which shall be in form and substance acceptable to NCB-Agent and its counsel):

             (a) Evidence that the Companies possess insurance satisfying the requirements of Section 3C.04 hereof. Insurance certificates respecting the same shall be delivered to NCB-Agent on behalf of the Banks and shall name NCB-Agent as lender loss payee. In addition, the certificates shall contain a statement that NCB-Agent will be provided with thirty (30) days written notice prior to any cancellation, termination or expiration of such insurance coverage and such statement may not provide that the issuing company will merely "endeavor to" provide such notice nor may such statement contain limitation of liability language for the issuing company or its representatives in the event of their failure to provide such notice;

             (b) Certificates of good standing for each of Borrower, Seller and each of the Current Guarantors;

             (c) Certificate of incorporation of each of Borrower, Seller and each of the Current Guarantors, certified by the respective secretary of state or similar government official of the state or other similar governmental body in which each such Person is incorporated;

             (d) A disbursement authorization, in form and substance acceptable to NCB-Agent, directing the disbursement of the proceeds of the Subject Loans; and

             (e) Guaranties by the respective Current Guarantors, of Borrower's Debt to Banks and NCB Agent.

4B. REPRESENTATIONS/WARRANTIES -- Subject only to such additions and exceptions, if any, as may be set forth in the Supplemental Schedule or in Borrower's Most Recent 4A.04 Financial Statements, Borrower represents and warrants as follows:

     4B.01 EXISTENCE -- The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation. EXHIBIT G sets forth the name and address of each of the Borrower's Subsidiaries existing as of the closing date, the chief executive office of each Subsidiary and the jurisdiction in which each such Subsidiary is incorporated. All of the outstanding stock of each such Subsidiary is owned by the Borrower and is fully paid and non-assessable and owned by Borrower free from any security interest, option, equity or other right of any kind. The Borrower and each of its Subsidiaries is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon the condition (financial or otherwise) of the Companies on a consolidated basis and their ability to transact business.

     4B.02 GOVERNMENTAL RESTRICTIONS -- No registration with or approval of any governmental agency of any kind is required on the part of any Company or Seller which has not been made and/or obtained, as the case may be, for the due execution and delivery or for the enforceability of this Agreement, the Acquisition Agreement, any Acquisition Document or any Related Writing.

     4B.03 POWER, AUTHORIZATION AND CONSENT; ENFORCEABILITY -- The execution, delivery and performance by the Borrower of this Agreement, the Acquisition Agreement, the Acquisition Documents and the Related Writings to which it is party (a) are within the Borrower's legal power and authority, (b) have been duly authorized by all necessary or proper action of such the Borrower, (c) will not violate (i) any provision of law applicable to the Borrower, (ii) any provision of the Borrower's or any other Company's, as the case may be, certificate or articles of incorporation or by-laws or regulations, or (iii) any material agreement or material indenture by which any Company or the property of any Company is bound, except where such violation specified in this clause (iii) would not have a materially adverse effect on the Companies taken as a whole, or
     (d) will not result in the creation or imposition of any lien or encumbrance on any property or assets of the Companies. This Agreement constitutes, the Acquisition Agreement constitutes, the Acquisition Documents and the Related Writings when duly executed will constitute, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its respective terms subject to any applicable insolvency or bankruptcy law of general applicability and general principles of equity. The guaranties of the respective Current Guarantors each constitutes the legal, valid and binding obligation of such Current Guarantor, enforceable against it in accordance with its terms subject to any applicable insolvency or bankruptcy law of general applicability and general principles of equity. The Acquisition Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms subject to any applicable insolvency or bankruptcy law of general applicability and general principles of equity.

     4B.04 LITIGATION; PROCEEDINGS -- No action, suit, investigation or proceeding is now pending or, to the knowledge of Borrower, threatened against the Borrower or any of its Subsidiaries at law, in equity or otherwise, or with respect to this Agreement, the Acquisition Agreement, any Acquisition Document or any Related Writing, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which might reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Companies on a consolidated basis.

     4B.05 TAXES -- Each Company has filed all federal, state, local, foreign and domestic tax returns which are required to be filed by it and paid all taxes due as shown thereon, including interest and penalties (except to the extent, if any, permitted by Section 3C.01).

     4B.06 TITLE -- Each Company has good and marketable title to all of its assets reflected in the Companies' Most Recent 4A.04 Financial Statements except for changes resulting from transactions in the ordinary course of business. All such assets are free of all mortgages, security interests or other liens other than those otherwise permitted by Section 3D.04.

     4B.07 LAWFUL OPERATIONS -- Except as set forth in the Supplemental Schedule, the operations of each Company are in full compliance with all material requirements imposed by law or regulation, whether federal, state or local including (without limitation) all environmental protection laws, occupational safety and health laws and zoning ordinances.

     4B.08 INSURANCE -- The insurance coverage of the Companies complies with the standards set forth in subsection 3C.04.

     4B.09 FINANCIAL STATEMENTS -- The Borrower's annual report (including, without limitation, all financial statements therein and the notes thereto and the accompanying accountants' certificate and management report), prepared as at December 31, 1995 and certified by Ernst & Young, and the Borrower's unaudited interim financial statements prepared as at September 30, 1996, each of which has been heretofore furnished by the Borrower to each Bank (i) have been prepared in accordance with GAAP applied on a consistent basis with those used by it during its fiscal year ended December 31, 1995 except to the extent, if any, specifically noted therein and (ii) fairly present in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements) the consolidating and consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof (including a full disclosure of material liabilities, if any) and the consolidating and consolidated results of their operations, if any, for the respective fiscal periods then ending. As of the closing date, there has been no material adverse change in the financial condition, properties or business of the Borrower or any of its Subsidiaries since the December 31, 1995 financial statements nor any changes in the Borrower's accounting procedures since the end of the Borrower's 1995 latest full fiscal year. The Acquisition Projections are based upon reasonable assumptions, are not misleading, and, to the best of Borrower's knowledge, are accurate in all material respects.

     4B.10 INDEBTEDNESS -- Except for the line of Credit of Target with NationsBank in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000), no Company has outstanding any material indebtedness for borrowed money or any Funded Indebtedness of any kind except any which is not prohibited by subsection 3D.03.

     4B.11 ERISA -- No material Accumulated Funding Deficiency exists in respect of any Pension Plan of any Companies or any of their ERISA Affiliates. No Reportable Event has occurred in respect of any Pension Plan which is continuing and which (i) constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof or (ii) is reasonably likely to have a material adverse effect on the Companies on a consolidated basis. No "prohibited transaction" (as defined in section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended), has occurred that has resulted in or is reasonably likely to result in any liability which has a material adverse effect on the Companies on a consolidated basis. None of the Companies or any of their ERISA Affiliates has (i) had an obligation to contribute to any Multiemployer Plan, as defined in Section 4001(a)(3) of ERISA, since 1987 or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which liability would have a material adverse effect on the Companies on a consolidated basis.

     4B.12 ADVERSE OBLIGATIONS; LABOR DISPUTES -- No Company is subject to any contract, agreement, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, is a party to any labor dispute (other than grievance disputes which do not in the aggregate materially and adversely affect any of their respective operations, financial condition, or business), and, there are no material strikes, slow downs, walkouts or other concerted interruptions of operations by employees whether or not relating to any labor contracts.

     4B.13 SOLVENCY -- After giving effect to the transactions contemplated by this Agreement, the Acquisition Agreement, the Acquisition Documents and the Related Writings, the following shall be true as to each Company: (i) the fair saleable value of such party's assets is greater than the amount required to pay its total liabilities, (ii) such party is able to pay its debts as they mature and is not otherwise insolvent in any respect and
     (iii) such party's capital is sufficient and not unreasonably small for the business and transactions in which such party is engaged or about to engage.

     4B.14 INVESTMENT COMPANY ACT STATUS -- No Company is an "investment company" or an "affiliate person" of, or "promoter" or "principal underwriter" for, an

     "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), ET SEQ.).

     4B.15 REGULATION U/REGULATION X COMPLIANCE -- The Borrower does not own any "margin stock", as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and the proceeds of the borrowings made pursuant to this Agreement will be used only for the purposes contemplated hereunder.

     4B.16 ENVIRONMENTAL AND SAFETY MATTERS -- Except for copper emissions from the Target's plant in Durham, North Carolina (which emissions do not violate applicable Environmental Laws), hazardous materials have not been released or disposed of on any property owned or leased by a Company or, to the best knowledge of the Borrower, any property adjoining any such properties. All environmental permits have been obtained and are in effect for the operations conducted at all property owned or leased by a Company. The Companies are in material compliance with all applicable Environmental Laws and all environmental permits. The Companies have disposed of all wastes generated, including wastes containing hazardous materials, in material compliance with all applicable Environmental Laws and environmental permits. There are no past, pending or, to the actual knowledge of the Borrower, threatened environmental claims against the Companies that individually or in the aggregate could have a material adverse effect on the Companies on a consolidated basis. No property owned or leased by a Company or, to the best knowledge of the Borrower, any property adjoining any such property, is listed or proposed for listing on the National Priorities List under CERCLA or on any other list maintained by any governmental authority of sites requiring environmental investigation or cleanup. No Company has transported or arranged for the transportation of any hazardous materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on any other analogous list or, to the best knowledge of the Borrower, to any location that is the subject of any environmental claim. To the best knowledge of the Borrower, there are no circumstances with respect to any property owned or leased by a Company or the operations of any Company that could reasonably be anticipated (i) to form the basis of an environmental claim against such Company or any property owned or leased by a Company that individually or in the aggregate might materially and adversely effect the Companies on a consolidated basis or (ii) to cause any property owned or leased by a Company to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

     4B.17 REAL PROPERTY -- Each Company has good, marketable and insurable fee simple title to the real property owned by it, free and clear of all mortgages, liens or encumbrances, other than liens permitted hereunder.

     4B.18 LEASES -- Each lease of real property under which any Company is the lessee is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms (subject to limitations imposed by general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights).

     4B.19 INTELLECTUAL PROPERTY -- Each Company owns or possess all the patents, trademarks, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

     4B.20 DEFAULTS -- No Default Under This Agreement exists, nor will any exist immediately after the execution and delivery of this Agreement.

     4B.21 NOTEHOLDERS AND NOTE PURCHASE AGREEMENT -- The Noteholders are the only holders of notes pursuant to the Note Purchase Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby do not conflict with the terms of the Note Purchase Agreement or cause any default thereunder and all necessary consents have been obtained.

     4B.22 FULL DISCLOSURE -- Neither this Agreement or any Related Writing, nor any written statement made by Borrower in connection herewith or therewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Borrower has not disclosed to Banks which has or is likely to have a material adverse effect on Borrower's, property, business, operations, prospects, profitability or condition (financial or otherwise) or on Borrower's ability to repay the Subject Indebtedness as contemplated hereby and in the Related Writings.

     4B.23 CONSUMMATION OF ACQUISITION -- All of the transactions contemplated by the Acquisition Agreement to occur on or before the closing date set forth therein, including, without limitation, the Acquisition, have been duly consummated.

4C. CLOSING OF REFINANCING -- Prior to the effectiveness of the Refinancing pursuant to subsection 2A.02 hereof, Borrower shall execute and deliver to each Bank a Refinancing Revolving Note in accordance with subsection 2C.01. Upon Borrower's execution and delivery of the Refinancing Revolving Notes, each of the Banks agree to return to Borrower the Initial Revolving Notes and the Term Notes and the same shall be either marked "cancelled" or "substituted".

5A. EVENTS OF DEFAULT -- Each of the following shall constitute an Event Of Default hereunder:

     5A.01 PAYMENTS -- If any principal included in the Subject Indebtedness shall not be paid in full promptly when the same becomes payable; or if any Subject Indebtedness (EXCEPT principal) or any other Debt of the Companies or any thereof to Banks and NCB-Agent or any thereof (EXCEPT any payable on demand) shall not be paid in full promptly when the same becomes payable and shall remain unpaid for five (5) consecutive days thereafter; or if such of the Debt of the Companies or any thereof to Banks and NCB-Agent or any thereof as may be payable on demand shall not be paid in full within five (5) days after any actual demand for payment.

     5A.02 WARRANTIES -- If any representation, warranty or statement (other than any made by any Bank or NCB-Agent) made in this Agreement or in any Related Writing shall be false or erroneous in any respect when made or deemed made, as the case may be.

     5A.03 COVENANTS WITHOUT GRACE -- If any Company shall fail or omit to perform or observe any provisions in subsections 3A.02, 3B.01 through 3B.03 (inclusive) or 3D.01 through 3D.10 (inclusive).

     5A.04 COVENANTS WITH GRACE -- If anyone (other than the Banks and NCB-Agent and their respective agents) shall fail or omit to perform and observe any agreement (other than those referred to in subsection 5A.01 or 5A.03 and not including the representations, warranties and statements referred to in subsection 5A.02) contained in this Agreement or any Related Writing that is on its part to be complied with, and that failure or omission shall not have been fully corrected within ten (10) days after the giving of written notice to Borrower by any Bank or NCB-Agent that it is to be remedied.

     5A.05 CROSS-DEFAULT -- If any indebtedness of any Company for borrowed money (regardless of maturity) or any of its Funded Indebtedness shall be or become "in default" (as defined below) EXCEPT any if and so long as the aggregate unpaid principal balance of all such indebtedness in default does not exceed Five Million Dollars ($5,000,000) at any one time outstanding or if any Event of Default occurs pursuant to the Note Purchase Agreement or upon the prepayment of the senior notes issued pursuant thereto upon a Change in Control as provided in Section 8.4 of the Note Purchase Agreement. In this subsection, "in default" means that
     (a) there shall have occurred (or shall exist) in respect of the indebtedness in question (either as in effect at the date of this Agreement or as in effect at the time in question) any event, condition or other thing which constitutes, or which with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness; or (b) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity; or (c) any such indebtedness payable on demand shall not have been paid in full within ten (10) Banking Days after any actual demand for payment.

     5A.06 CONTROL -- If (x) any "person" or "group" shall become the "beneficial owner" (as those terms are respectively used in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than fifty percent (50%) of the outstanding voting stock of the Borrower or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of the Borrower's board of directors or (y) during any twelve (12) month period, individuals who were directors of the Borrower at the beginning of such period or were elected to the Board of Directors of the Borrower with the approval of a majority of such directors shall cease to constitute a majority of the Board of Directors.

     5A.07 BORROWER'S SOLVENCY -- If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against Borrower by its creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for ninety (90) consecutive days.

     5A.08 SUBSIDIARIES' SOLVENCY -- If (a) any Subsidiary of Borrower shall commence any Insolvency Action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any Insolvency Action of any kind commenced against that Subsidiary by its creditors or any thereof, or (b) any creditor or creditors of any Subsidiary of Borrower shall commence against that Subsidiary any Insolvency Action of any kind which shall remain in effect (neither dismissed nor stayed) for ninety (90) consecutive days.

     5A.09 JUDGMENTS -- If one or more judgments for the payment of money in an aggregate amount in excess of Five Million Dollars ($5,000,000) (or the equivalent thereof if not denominated in Dollars) (unless such judgment
     (i) shall have been reserved by the Borrower or the applicable Subsidiary on the date hereof or (ii) shall be insured and the insurance carrier shall have acknowledged in writing liability in respect of the full amount thereof or shall have been ordered by a court of competent jurisdiction to pay such judgment) shall be rendered and remain undischarged against the Borrower or any of its Subsidiaries or any combination thereof and as to which either (x) execution shall not be effectively stayed within a period of thirty (30) consecutive days or (y) any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment.

     5A.10 MATERIAL ADVERSE CHANGE -- If there shall occur any event, condition or other thing that has, or in the Required Banks' reasonable judgment is likely to have, a material adverse effect on the financial condition, properties or business operations of the Companies taken as a whole or on Banks' or NCB-Agent's ability to enforce any material right arising under or in connection with this Agreement or any other Related Writing.

5B. EFFECTS OF DEFAULT -- Notwithstanding any contrary provision or inference in this Agreement or in any Related Writing:

     5B.01 OPTIONAL DEFAULTS -- If any Event Of Default referred to in subsections 5A.01 through 5A.06, both inclusive, or 5A.09 or 5A.10 shall occur and be continuing, the Required Banks shall have the right in their discretion, by giving written notice to Borrower,

          (a) to terminate the Revolving Commitments (if not already expired or reduced to zero pursuant to section 2B or terminated pursuant to this section) and no Bank shall have any obligation thereafter to grant any Revolving Loan to Borrower, and

          (b) to accelerate the Maturity of all of the Subject Indebtedness and all other Debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than Debt, if any, already due and payable) and all such Debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

     5B.02 AUTOMATIC DEFAULTS --If any Event Of Default referred to in subsection 5A.07 or 5A.08 shall occur,

     (a) the Revolving Commitments shall automatically and immediately terminate (if not already expired or reduced to zero pursuant to section 2B or terminated pursuant to this section) and no Bank shall have any obligation thereafter to grant any Revolving Loan to Borrower, and

     (b) all of the Subject Indebtedness and all other Debt, if any, then owing to the Banks and NCB-Agent or any thereof (other than Debt, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

     5B.03 OFFSETS -- If there shall occur or exist any Default Under This Agreement then, so long as that Default Under This Agreement exists, each Bank shall have the right at any time to set off against and to appropriate and apply toward the payment of the Subject Indebtedness then owing to it (and any participation purchased or to be purchased pursuant to subsection 5B.05), whether or not the same shall then have matured, any and all deposit balances then owing by that Bank to or for the credit or account of the Companies or any thereof, all without notice to or demand upon Borrower or any Subsidiary or any other person, all such notices and demands being hereby expressly waived.

     5B.04 EQUALIZATION -- Each Bank agrees with the other Banks that if at any time it shall obtain any Advantage over the other Banks or any thereof in respect of the Subject Indebtedness it will purchase from such other Bank or Banks, for cash and at par, such additional participation in the Subject Indebtedness owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Bank receiving the Advantage) Ratably to the extent of the recovery. During the existence of any Event of Default, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any indebtedness for borrowed money owing by Borrower to any Bank shall be applied to the Subject Indebtedness owing to that Bank until the same shall have been paid in full before any thereof shall be applied to other indebtedness for borrowed money owing to that Bank.

6A. INDEMNITY: STAMP TAXES -- Borrower will pay all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of the issuance of the Subject Indebtedness.

6B. INDEMNITY: GOVERNMENTAL COSTS/LIBOR-RATE LOANS -- If

    (a) there shall be introduced or changed any treaty, statute, regulation or other law, or there shall be made any change in the interpretation or administration thereof, or there shall be made any request from any central bank or other lawful governmental authority, the effect of any of which events shall be to (1) impose, modify or deem applicable any reserve or special deposit requirements against assets held by or deposits in or Loans by any national banking association or other commercial banking institution (whether or not applicable to any Bank) or any Bank or (2) subject any Bank to any tax, duty, fee, deduction or withholding or (3) change the basis of taxation of payments due to any Bank from Borrower (otherwise than by a change in taxation of that Bank's overall Net Income), or (4) impose on any Bank any penalty in respect of any loans bearing interest at a LIBOR rate and

    (b) in that Bank's sole opinion any such event (1) increases (or, if the event were applicable to that Bank, would increase) the cost of making, funding or maintaining any loans at such rate or (2) reduces the amount of any payment to be made to that Bank in respect of the principal or interest on any loans bearing interest at such rate or other payment under this Agreement, then, within fifteen (15) business days of such Bank's demand, Borrower shall from time to time pay Bank an amount equal to each such cost increase or reduced payment, as the case may be.

6C. INDEMNITY: FUNDING COSTS -- Borrower agrees to indemnify each Bank against any loss relating in any way to its funding of any loan bearing interest at a LIBOR rate paid before its stated Maturity (whether a prepayment or a payment following any acceleration of Maturity) and to pay that Bank, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the Treasury Yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the Treasury Yield, all as determined by the Bank in its reasonable discretion. "Treasury Yield" means the annual yield on direct obligations of the United States having a principal amount and Maturity similar to that of the principal being paid.

6D. CREDIT REQUESTS -- Whenever Borrower shall revoke any Credit Request for a LIBOR loan, or shall for any other reason fail to borrow pursuant thereto or otherwise comply therewith, or shall fail to honor any prepayment notice, then, in each case on any Bank's demand, Borrower shall pay each Bank such amount as will compensate it for any loss, cost or expense incurred by it by reason of its liquidation or reemployment of deposits or other funds.

6E. INDEMNITY: UNFRIENDLY TAKEOVERS -- Borrower agrees to indemnify each Bank and NCB-Agent (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by each Indemnitee relating to or arising out of any actual or proposed use of proceeds of the Revolving Loans in connection with the financing of an acquisition of any corporation or other business entity, PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

6F. INDEMNITY: CAPITAL REQUIREMENTS -- If

    (a) at any time any governmental authority shall require any Bank (or any corporate shareholder of that Bank), whether or not the requirement has the force of law, to maintain, as support for that Bank's Revolving Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Agreement, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks" and 12 CFR 225 in respect of "bank holding companies") or otherwise, and

    (b) as a result thereof the rate of return on capital of that Bank or its shareholder or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby allocable to that Bank's Revolving Commitment, then and in each such case Borrower shall, on that Bank's demand, pay that Bank as an additional fee such amounts as will in that Bank's reasonable opinion reimburse that Bank or its shareholder for any such reduced rate of return.

6G. INDEMNITY: COLLECTION COSTS -- If any Event Of Default shall occur and shall be continuing, Borrower will pay the Banks and NCB-Agent such further amounts, to the extent permitted by law, as shall cover their respective costs and expenses (including, without limitation, the reasonable fees interdepartmental charges and disbursements of its counsel) incurred in collecting the Subject Indebtedness or in otherwise enforcing its rights and remedies in respect thereof.

6H. CERTIFICATE FOR INDEMNIFICATION -- Each demand by NCB-Agent or a Bank for payment pursuant to section 6A, 6B, 6C, 6D, 6E, 6F or 6G shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct in the absence of manifest error. In determining the amount of any such payment, each Bank may use reasonable averaging and attribution methods.

7A. BANK'S PURPOSE -- Each Bank represents and warrants to the other Banks and to Borrower that such Bank is familiar with the Securities Act of 1933 as amended and the rules and regulations thereunder and is not entering into this Agreement with any intention of violating that Act or any rule or regulation thereunder, it being understood, however, that each Bank shall at all times retain full control of the disposition of its assets.

7B. NCB-AGENT -- Each Bank irrevocably appoints NCB to be its agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to NCB-Agent or as are reasonably incidental to those delegated powers.

    7B.01 NATURE OF APPOINTMENT -- NCB-Agent shall have no fiduciary relationship with any Bank by reason of this Agreement and the Related Writings, nor shall NCB-Agent have any duty or responsibility whatever to any Bank EXCEPT those expressly set forth in this Agreement and the Related Writings. Without limiting the generality of the foregoing, each Bank acknowledges that NCB-Agent is acting as such solely as a convenience to the Banks and not as a manager of the Subject Loans or Subject Indebtedness. This section 7B does not confer any rights upon Borrower or anyone else (EXCEPT NCB-Agent and the Banks), whether as a third party beneficiary or otherwise.

    7B.02 NCB AS A BANK; OTHER TRANSACTIONS -- NCB's rights under this Agreement and the Related Writings shall not be affected by its serving as NCB-Agent. NCB and its affiliates may generally transact any banking, financial, trust, advisory or other business with Borrower (including, without limitation, the acceptance of deposits, the extension of credit, forward exchange rate contracts, interest rate caps, swaps, collars and other like contracts and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to NCB's rights as a Bank under this Agreement and the Related Writings.

    7B.03 INSTRUCTION FROM BANKS -- NCB-Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Related Writings (including, without limitation, collection and enforcement actions in respect of the Subject Indebtedness and any collateral therefor) EXCEPT that NCB-Agent shall take such action (or omit to take such action) as may be reasonably requested of it in writing by the Required Banks, which instructions and which actions and omissions shall be binding upon all the Banks; PROVIDED, that NCB-Agent shall not be required to act (nor omit any act) if, in its reasonable judgment, any such action or omission might expose NCB-Agent to personal liability or might be contrary to this Agreement, any Related Writing or any applicable law.

    7B.04 BANKS' DILIGENCE -- Each Bank

        (a) represents and warrants that it has made its decision to enter into this Agreement and the Related Writings and

        (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Related Writings in each case without reliance on NCB-Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

    7B.05 NO IMPLIED REPRESENTATIONS -- NCB-Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by Borrower in this Agreement or any Related Writing or by a Bank in any notice or other communication or by anyone else or otherwise.

    7B.06 SUB-AGENTS -- NCB-Agent may employ agents and shall not be liable (EXCEPT as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. NCB-Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, NCB's salaried employees, any employed by Borrower or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts.

    7B.07 NCB-AGENT'S DILIGENCE -- NCB-Agent shall not be required (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Related Writing, (b) to make any inquiry into the properties, financial condition or operations of Borrower or any other matter relating to this Agreement or any Related Writing, (c) to report to any Bank any information (other than which this Agreement or any Related Writing expressly requires to be so reported) that NCB-Agent or any of its affiliates may have or acquire in respect of Borrower's properties, business or financial condition or any other matter relating to this Agreement or any Related Writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Related Writing.

    7B.08 NOTICE OF DEFAULT -- NCB-Agent shall not be deemed to have knowledge of any Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any Related Writing.

    7B.09 NCB-AGENT'S LIABILITY -- Neither NCB-Agent nor any of its directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts EXCEPT for gross negligence or willful misconduct.

    7B.10 COMPENSATION -- At the execution and delivery of this Agreement and annually thereafter so long as any Subject Loans are outstanding, Borrower shall pay NCB-Agent a fee to be determined by mutual agreement of Borrower and NCB-Agent. Except as otherwise provided herein, NCB-Agent shall receive no other compensation for its services as agent of the Banks in respect of this Agreement and the Related Writings, but Borrower shall reimburse NCB-Agent periodically on its demand for out-of-pocket expenses. if any, reasonably incurred by it as such.

    7B.11 DISBURSEMENTS -- Whenever NCB-Agent shall receive any funds in respect of the Subject Indebtedness or otherwise in respect of this Agreement or any Related Writing, whether from Borrower for the account of the Banks or from the Banks for the account of Borrower, NCB-Agent shall disburse the funds on the day the funds shall be deemed to have been received. NCB-Agent shall be entitled (but not obligated) to make a timely disbursement of loan proceeds to Borrower before actually receiving funds from the Banks (EXCEPT if and to the extent NCB-Agent shall have received written instructions to the contrary from any Bank or Banks) and to make a timely disbursement of payments to the Banks before actually receiving funds from Borrower. If the funds to be disbursed are not received by NCB-Agent on a timely basis, NCB-Agent at its option may (a) rescind the disbursement and require the disbursee to return the funds in question with interest or (b) require the party who failed to furnish the funds for disbursement on a timely basis to pay NCB-Agent interest thereon -- the interest in each case to be computed at the Federal Funds Rate and to be paid on demand.

    7B.12 NCB-AGENT'S INDEMNITY -- The Banks shall indemnify NCB-Agent (to the extent NCB-Agent is not reimbursed by Borrower) from and against any loss or liability (other than any caused by NCB-Agent's gross negligence or willful misconduct) incurred by NCB-Agent as such in respect of this Agreement or any Related Writing and from and against any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any Related Writing including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as NCB-Agent; PROVIDED, that each Bank shall be liable for only its Ratable share of the whole loss or liability.

    7B.13 RESIGNATION -- NCB-Agent (or any successor) may resign as such at any time upon ten (10) days' prior written notice to Borrower and to each Bank, in which event the Required Banks may appoint a successor agent by giving written notice thereof to Borrower and the resigning agent. In the absence of a timely appointment, NCB-Agent shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the next preceding sentence. In either case, the successor agent shall deliver its written acceptance of appointment to Borrower, to each Bank and to the former agent. Thereupon the successor agent shall automatically acquire and assume all the rights and duties as those prescribed for NCB-Agent by this section 7B. Any resigning agent shall execute and deliver such assignments and other writings as the successor agent may reasonably require to facilitate its becoming the successor agent.

7C. TRANSFER OF SUBJECT LOANS -- Each Bank shall have the right at any time or times to transfer its Subject Loans (or commitment to make the same) in whole or in part and without recourse to another financial institution (provided that such transfers shall be in a minimum amount of $10,000,000), PROVIDED, in each such case. that the transferor and the transferee shall have complied with the following requirements:

    7C.01 PRIOR CONSENT -- No Subject Loans (or commitment to make the same) may be transferred, either in whole or in part, without the prior written consent of Borrower and NCB-Agent, neither of which consents shall be unreasonably withheld.

    7C.02 AGREEMENT -- The transferee shall execute and deliver to Borrower, NCB-Agent and each Bank (other than any transferor which thereafter will have no interest in any Subject Loans or any commitment to make the same) a counterpart of this Agreement and such additional amendments, assurances and other writings as NCB-Agent may reasonably require.

    7C.03 NOTE -- Borrower shall execute and deliver to the transferee an appropriate Revolving Note or Revolving Notes, or Term Note or Term Notes, as the case may be, and an appropriate release to the transferor.

    7C.04 PARTIES -- Upon satisfaction of the requirements of this section 7C,

        (a) the transferee shall become and thereafter be deemed to be a Bank for the purposes of this Agreement and

        (b) The transferor (i) shall continue to be a Bank for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in the Subject Loans (or commitment to make the same) and (ii) shall cease to be and thereafter shall no longer be deemed to be a Bank in the case of any transfer of its entire interest in the Subject Loans (or commitment to make the same).

    7C.05 PROCESSING FEE -- The transferor Bank and/or the transferee Bank shall pay to NCB-Agent, for its own account, a processing fee of Three Thousand Dollars ($3,000) for each such transfer on or prior to the effective date thereof.

7D. PARTICIPATION OF SUBJECT LOANS -- Each Bank shall have the right at any time or times to sell or otherwise transfer participating interests its Subject Loans in whole or in part (provided that such participating interests shall be in a minimum amount of $5,000,000) and without recourse, PROVIDED, that Borrower and NCB-Agent retain the right, for the purposes of this Agreement, to continue to treat the seller as the sole record holder of the Subject Loan or Subject Loans in question EXCEPT if and to the extent the seller's Revolving Commitment shall have been transferred in accordance with section 7C. In the event of a participation, the selling Bank will remain the holder of all applicable notes.

8. INTERPRETATION -- This Agreement and the Related Writings (other than the Acquisition Agreement and the Acquisition Documents) shall be governed by the following provisions:

    8.01 WAIVERS -- The Banks and NCB-Agent may from time to time grant waivers and consents in respect of this Agreement or any Related Writing or assent to amendments thereof, but no such waiver, consent or assent shall be binding upon the Banks and NCB-Agent or any thereof unless (a) it shall have been reduced to writing, each such writing to be narrowly construed and (b) the waiver, consent or amendment shall have been approved by the Required Banks; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all Banks directly affected thereby, do any of the following at any time: (A) change the percentage of the Revolving Commitments or the aggregate unpaid principal amount of the Revolving Notes, (B) change the number or percentage of Banks that shall be required for the Banks or any of them to take any action hereunder or change the percentage contained in the definition of Required Banks, (C) amend this subsection 8.01, (D) decrease the principal amount of, or extend the maturity of or any scheduled principal or interest payment date for, any Revolving Loan, (E) waive or excuse any payment or any part thereof, (F) decrease the rate of interest on any Revolving Loan, or (G) change or delay the fees payable to the affected Bank and (ii) no amendment, waiver or consent shall affect the rights or duties of NCB-Agent without the prior written consent of NCB-Agent. Without limiting the generality of the foregoing, Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of any right, power or privilege by Banks and NCB-Agent or any thereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other right, power or privilege, and each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as the party or parties exercising the same may deem expedient.

    8.02 CUMULATIVE PROVISIONS -- Each right, power or privilege specified or referred to in this Agreement or any Related Writing is in addition to and not in limitation of any other rights, powers and privileges that Banks and NCB-Agent may respectively otherwise have or acquire by operation of law, by other contract or otherwise. All rights, powers and privileges shall be deemed cumulative.

    8.03 BINDING EFFECT -- The provisions of this Agreement and the Related Writings shall bind and benefit Borrower, NCB-Agent and each Bank and their respective successors and assigns, including each subsequent holder, if any, of the Revolving Notes or any thereof; PROVIDED, that no person or entity other than Borrower may obtain Revolving Loans and Borrower may not assign its rights or obligations hereunder without the Required Banks' consent; and PROVIDED, FURTHER, that neither any holder of any

    Revolving Note or assignee of any Revolving Loan, whether in whole or in part, shall thereby become obligated thereafter to grant to Borrower any Revolving Loan.

    8.04 SURVIVAL OF PROVISIONS -- All representations and warranties made in or pursuant to this Agreement or any Related Writing shall survive the execution and delivery of this Agreement, the Term Notes and the Revolving Notes. The provisions of section 6 (inclusive) and subsection 7B.12 shall survive the payment of the Subject Indebtedness.

    8.05 IMMEDIATE U.S. FUNDS -- Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

    8.06 CAPTIONS -- The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

    8.07 SUBSECTIONS -- Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) EXCEPT where the context clearly does not so permit.

    8.08 ILLEGALITY -- If any provision in this Agreement or any Related Writing shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

    8.09 OHIO LAW -- This Agreement and the Related Writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by internal Ohio law.

    8.10 INTEREST/FEE COMPUTATIONS -- All interest and all fees for any given period shall accrue on the first (1st) day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law.

    8.11 NOTICE -- A notice to or request of Borrower shall be deemed to have been given or made under this Agreement or any Related Writing either upon the delivery of a writing to that effect (either in person or by transmission of a telecopy) to an officer of Borrower or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, properly addressed to Borrower (Attention: chief financial officer). No other method of actually giving written notice to or making a written request of Borrower is hereby precluded Every notice required to be given to NCB-Agent or any Bank pursuant to this Agreement or any Related Writing shall be delivered (either in person or by transmission of a telecopy) to an Account Officer of that party. The Banks and NCB-Agent each agree to give prompt notice to the others whenever it gives any notice pursuant to section 5A or 5B or grants any waiver or consent as provided in subsection
    8.01. A notice or request by mail is properly addressed to a party when addressed to it at the address set forth opposite its signature below or at such other address as that party may furnish to each of the others in writing for that purpose. A telecopy is transmitted to a party when transmitted to the telecopy number set forth opposite that party's signature below (or at such other telecopy number as that party may furnish to the other in writing for that purpose).

    8.12 ACCOUNTING TERMS -- Any accounting term used in this Agreement shall have the meaning customarily ascribed thereto by GAAP subject, however, to such modification, if any, as may be provided by section 9 or elsewhere in this Agreement.

    8.13 ENTIRE AGREEMENT -- This Agreement and the Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement. This Agreement amends and restates a certain Credit Agreement dated July 6, 1995 entered into between and among Borrower, NCB-Agent, National City Bank and ABN Amro Bank N.V. This Agreement is not intended as a novation of the obligations of Borrower under the original Credit Agreement but rather is merely a restatement of the obligations thereunder after giving effect to certain amendments agreed upon between the parties.

    8.14 WAIVER OF JURY TRIAL -- THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE RELATED WRITINGS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL, TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

    8.15 LATE CHARGE; APPLICATION OF PAYMENTS --If Borrower fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Borrower will, in each case, incur and shall pay a late charge equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event Of Default under this Agreement. Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in that order, on an invoice by invoice basis in the order of their respective due dates, until paid in full, then to late charges and then to principal.

    8.16 EXPENSES -- Borrower agrees to reimburse each Bank, on that Bank's demand from time to time, for any and all fees, costs and expenses (including, without limitation, the fees, interdepartmental charges and disbursements of legal counsel) incurred by that Bank in connection with
    (a) preparing any amendments or modifications to this Agreement or any Related Writing, (b) administering this Agreement and the Subject Indebtedness evidenced and contemplated hereby and by the other Related Writings, (c) any filing or recording fees, lien search fees, documentary stamp taxes or other like fees, taxes or charges, (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Banks, Borrower or any other Person) in any way relating to the Subject Indebtedness, this Agreement or any of the other Related Writings or Borrower's affairs, but excluding any litigation between Borrower and Bank as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party or (e) any inspection, verification or protection of any of Banks' collateral for the Subject Indebtedness. Borrower's reimbursement obligations hereunder shall constitute a part of Borrower's Debt.

    8.17 JURISDICTION AND VENUE -- As part of the consideration for new value received, Borrower hereby consents to the jurisdiction of any state or federal court located within the state of Ohio and consents that all such service of process be made by registered or certified mail directed to such Borrower at the address set forth opposite its name and officer's signature on the execution page hereof and service so made shall be deemed to be completed upon actual receipt thereof. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder or in connection with any Related Writing and agrees not to assert any defense based on lack of jurisdiction or venue. Nothing contained herein shall affect the right of Banks or NCB-Agent to serve legal process in any other manner permitted by law or affect the right of Banks or NCB-Agent to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    8.18 AMBIGUITIES -- Borrower and Banks acknowledge that this Agreement and the Related Writings have been entered into in the context of free and understanding negotiations and are the product of individual bargaining, in a competitive market, between parties enjoying equal bargaining strength. In the event that a court is called upon to interpret any ambiguous provision in this Agreement or the Related Writings, Borrower and Banks agree that the ambiguity shall not be construed against Borrower or Banks simply because Borrower or Banks, or their respective agents or counsel, may have drafted such provision.

    8.19 OTHER WAIVERS AND ACKNOWLEDGMENT -- Except as otherwise provided for in this Agreement or as required by applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Banks or NCB-Agent on which Borrower may in any way be liable and (ii) notice prior to taking possession or control of any collateral which might be required by any court prior to allowing Banks to exercise any of Banks' or NCB-Agent's remedies.

    Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, and Borrower acknowledges and agrees that (a) each of the waivers set forth herein, were knowingly and voluntarily made; (b) the rights of Banks and NCB-Agent hereunder shall be strictly construed in favor of Banks and NCB-Agent, as the case may be; and (c) no representative of Banks or NCB-Agent has waived or modified any of the provisions of this Agreement or any Related Writing as of the date hereof and no such waiver or modification following the date hereof shall be effective unless made in accordance with section 8.01 hereof.

    8.20 CONFIDENTIALITY -- Each Bank hereby (a) acknowledges that the Companies have many trade secrets and much financial, environmental and other data and information the confidentiality of which is important to their business and (b) agrees to keep confidential any such trade secret, data or other information designated by a Company as confidential, except that this section shall not preclude any Bank from furnishing any such secret, data or information (i) as may be required by order of any court of competent jurisdiction or requested by any governmental agency having any regulatory authority over such Bank or its securities or in response to legal process, (ii) to any other party to this Agreement, (iii) or to any actual or perspective transferee, participant or sub-participant (so long as such perspective transferee, participant or subparticipant is a financial institution) of all or part of that Bank's rights arising out of or in connection with the Related Writings and this Agreement or any thereof so long as such perspective transferee, participant or sub-participant to whom disclosure is made agrees to be bound by the provisions of this Section 8.20, (iv) to anyone if it shall have been already publicly disclosed (other than by that Bank in contravention of this Section 8.20), (v) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any Related Writing and (vi) to that Bank's legal counsel, auditors and accountants.

9. DEFINITIONS -- As used in this Agreement and in the Related Writings, EXCEPT where the context clearly requires otherwise,

    ACCEPTABLE MARKETABLE SECURITIES means securities that are direct obligations of the United States of America or any agency thereof, or certificates of deposit issued by any Bank or by any other financial institution organized under the laws of the United States or any state thereof which is approved in writing by NCB-Agent, in NCB-Agent's reasonable discretion, or any other money-market investment if it carries the highest quality of rating of any nationally recognized rating agency or any repurchase agreements issued by banks continuously secured by obligations issued or guaranteed and backed by the full faith and credit of the United States of America; provided, however, that no such security shall mature more than ninety (90) days after the date when made;

    ACCOUNT OFFICER means that officer who at the time in question is designated by the Bank in question as the officer having primary responsibility for giving consideration to Borrower's requests for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer;

    ACCUMULATED FUNDING DEFICIENCY shall have the meaning ascribed thereto in section 302(a)(2) of ERISA;

    ACQUISITION is identified in subsection 2D.01;

    ACQUISITION AGREEMENT means that certain Stock Purchase Agreement between Seller and Borrower, dated December 20, 1996;

    ACQUISITION DOCUMENTS means any instrument, agreement, financial statement, notice, officer's certificate or other document or writing of any kind which is delivered to Borrower or Seller and which is relevant in any manner to the Acquisition Document;

    ACQUISITION PROJECTIONS means those certain projections titled "Project Raleigh--Merger and Acquisition Analysis, prepared by Borrower and Donaldson, Lufkin & Jenrette and delivered to Banks.

    ADJUSTED FUNDED INDEBTEDNESS/EBITDA Ratio means a ratio, calculated in accordance with GAAP on a rolling four (4) quarter basis, of the sum of
    (a) the Maximum Outstanding Amount for such period plus (b) the consolidated amount of Funded Indebtedness of the Companies plus (c) the consolidated amount of all other indebtedness for borrowed money of the Companies (excluding in the case of clauses (b) and (c) the principal amount of the Revolving Loans outstanding at such time) to the consolidated EBITDA of the Companies for the same period;

    ADVANTAGE means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by a Bank in respect of the Subject Indebtedness if the payment results in that Bank's having less than its Ratable share of the Subject Indebtedness in question;

    AFFILIATE, when used with reference to any corporation (or other business entity) (the "subject") means, a corporation (or other business entity) or person that is in control of or under the control of or under common control (by another) with the subject; the term control meaning the direct or indirect power to direct the management or policies of the subject or the Affiliate or both (as the case may be), whether through the direct or indirect ownership of voting securities, by contract or otherwise;

    AGREEMENT means this Agreement and includes each amendment, supplement or restatement, if any, to this Agreement;

    BANK means one of the banking institutions that is a party to this Agreement;

    BANKING DAY means (a) in the case of a LIBOR Loan, a day on which banks in the London interbank market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business in Cleveland and in New York City and (b) in any other case, any day other than a Saturday or a Sunday or a public holiday or other day on which banking institutions in Cleveland, Ohio are generally closed and do not conduct banking business;

    BORROWER means OM GROUP, INC., a Delaware corporation;

    CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601 et seq.) as amended;

    COMPANY refers to Borrower or to a Subsidiary of Borrower, as the case may be and COMPANIES refers to Borrower and its Subsidiaries;

    COMPENSATION includes all considerations or remuneration (including without limitation, deferred compensation and disbursements to trusts), whatever the form or kind, for services rendered;

    CONVERSION/CONTINUATION REQUEST means a request made pursuant to subsection 2D.07;

    CREDIT REQUEST means a request made pursuant to subsection 2C.02;

    CURRENT ASSETS means the net book value of all such assets (after deducting applicable reserves, if any, and without consideration to any reappraisal or write-up of assets) as determined in accordance with GAAP;

    CURRENT GUARANTORS means, collectively, each of OMG Americas, Inc., OMG Apex, Inc. and Target;

    CURRENT LIABILITIES means all such liabilities as determined in accordance with GAAP and includes (without limitation) all accrued taxes and all principal of any Funded Indebtedness maturing within twelve months of the date of determination;

    DEBT means, collectively, all liabilities (including principal, interest, fees, charges, expenses and any other amounts) of the party or parties in question to the Banks and NCB-Agent or any thereof, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, whether incurred directly to the Banks and NCB-Agent of any thereof or acquired by purchase, pledge or otherwise, and whether participated to or from the Banks and NCB-Agent or any thereof in whole or in part; and in the case of Borrower includes, without limitation, the Subject Indebtedness;

    DEFAULT UNDER ERISA means (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any of the Companies' Pension Plans, (b) any material failure by a Company to make a full and timely payment of premiums required by ERISA for insurance against any employer's liability in respect of any such plan, (c) any material breach of a fiduciary duty by a Company or any trustee in respect of any such plan or (d) the existence of any action for the forcible termination of any such plan;

    DEFAULT UNDER THIS AGREEMENT means an event, condition or thing which constitutes (or which with the lapse of any applicable grace period or the giving of notice or both would constitute) an Event Of Default referred to in section 5A and which has not been appropriately waived in writing in accordance with this Agreement or corrected to the Required Banks' full satisfaction;

    DISTRIBUTION means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of Borrower) given by a Company for the purchase, acquisition, redemption or retirement of any capital stock of the Company or as a dividend, return of capital or other Distribution in respect of the Company's capital stock and DISTRIBUTE means to make a Distribution;

    EBITDA means, at the time and for the period of reference thereto, the Companies' consolidated Net Income for that period plus the Companies' consolidated interest expense for that period plus the Companies' consolidated federal, state and local income taxes for that period plus the Companies' consolidated depreciation and amortization expense for that period;

    ENVIRONMENTAL LAW means CERCLA, the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and any and all analogous present or future federal, state or local statutes and the regulations promulgated pursuant thereto;

    ERISA means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended from time to time and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified;

    ERISA AFFILIATE of any Person means any other Person that for purposes of Title IV of ERISA is a member of such persons controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time;

    ERISA REGULATOR means any governmental agency (such as the Department of Labor, The Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Pension Plan;

    EUROCURRENCY LIABILITIES has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time;

    EUROCURRENCY RESERVE PERCENTAGE means, for any LIBOR Contract Period in respect of any Series of Subject Loans comprised by LIBOR Loans, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such LIBOR Contract Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such LIBOR Contract Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which NCB-Agent may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the Series of LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to NCB-Agent under said Regulation D;

    EVENT OF DEFAULT is defined in section 5A;

    EXPIRATION DATE means the date referred to as such in subsection 2B.02, EXCEPT that in the event of any extension pursuant to subsection 2B.05, "Expiration Date" shall mean the latest date to which the Revolving Commitments shall have been so extended;

    FEDERAL FUNDS RATE means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by Bank to be the opening Federal Funds Rate per annum paid or payable by it on the day in question in its regional federal funds market for overnight borrowings from other banking institutions;

    FUNDED INDEBTEDNESS means indebtedness of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve (12) months after the date originally incurred and includes, without limitation (a) any indebtedness (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one (1) year after the date of determination, (b) any capitalized lease, (c) any Guaranty of Funded Indebtedness owing by another person or entity and (d) any long-term indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; PROVIDED, that in the case of any indebtedness payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve
    (12) months after the date of determination shall be considered current indebtedness rather than Funded Indebtedness for the purposes of section 3B but shall be considered Funded Indebtedness for all other purposes;

    FUNDED INDEBTEDNESS/EBITDA Ratio means a ratio, calculated in accordance with GAAP on a rolling four (4) quarter basis, of the sum of (a) the consolidated amount of Funded Indebtedness of the Companies plus (b) the consolidated amount of all other indebtedness for borrowed money of the Companies to the consolidated EBITDA of the Companies for the same period;

    GAAP means generally accepted accounting principles applied in a manner consistent with those used in Borrower's Most Recent 4A.04 Financial Statements;

    GUARANTOR means one who pledges his credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, any surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind; and GUARANTY means the obligation of a Guarantor;

    INITIAL REVOLVING NOTE means a note executed and delivered by Borrower in accordance with subsection 2C.01 hereof and being in the form and substance of EXHIBIT C with the blanks appropriately filled;

    INSIDER, as applied to Subordinated indebtedness, refers to Subordinated indebtedness which at the time in question is owing to any person who is a director or officer of a Company or who is the record and beneficial owner of ten percent (10%) or more of a Company's capital stock or who is a member of the immediate family of any such director, officers or stockholder;

    INSOLVENCY ACTION means either (a) a pleading of any kind filed by the person, corporation or entity (an "insolvent") in question to seek relief from the insolvent's creditors, or filed by the insolvent's creditors or any thereof to seek relief of any kind against that insolvent, in any court or other tribunal pursuant to any law (whether federal, state or other) relating generally to the rights of creditors or the relief of debtors or both, or (b) any other action of any kind commenced by an insolvent or the insolvent's creditors or any thereof for the purpose of marshaling the insolvent's assets and liabilities for the benefit of the insolvent's creditors; and "Insolvency Action" includes (without limitation) a petition commencing a case pursuant to any chapter of the federal bankruptcy code, any application for the appointment of a receiver, trustee, liquidator or custodian for the insolvent or any substantial part of the insolvent's assets, and any assignment by an insolvent for the general benefit of the insolvent's creditors;

    LIBOR CONTRACT PERIOD is defined in subsection 2D.04;

    LIBOR LOAN means a Subject Loan having a LIBOR Contract Period described in subsection 2D.04 and bearing interest in accordance with subsection 2A.04 and 2C.05;

    LIBOR PRE-MARGIN RATE means, for any LIBOR Contract Period with respect to a Series of Subject Loans comprised of LIBOR Loans, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (x) the per annum rate of interest, determined by NCB-Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Banking Days prior to the beginning of such LIBOR Contract Period pertaining to such Series of LIBOR Loans, appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by NCB-Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such LIBOR Contract Period DIVIDED BY (y) a number equal to
    1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by NCB-Agent as of approximately 11:00 a.m. (London time) two Banking Days prior to the beginning of such LIBOR Contract Period pertaining to such Series of LIBOR Loans, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to NCB's Ratable portion of such Series of LIBOR Loans and with a maturity comparable to such LIBOR Contract Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Pre-Margin Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage;

    MATERIAL CONTRACT means those contracts, instruments or other documents (other than this Agreement and the Related Writings) pertaining to a Company pursuant to which: (1) a Company has any direct or indirect obligation for borrowed money (including, without limitation, any contingent liability under any guaranty) or for the deferred portion of the purchase price of any asset or for other financing or the right to incur any such obligation; (2) a mortgage, security interest or other lien has been granted in or otherwise encumbers any property of a Company (or an agreement exists relating to any future grant or encumbrance of a mortgage, security interest or other lien on property of a Company); or
    (3) a Company or any of a Company's property is bound and which, if terminated, canceled or breached, would, in each case, have a material adverse effect on the financial condition, properties or business operations of the Companies taken as a whole, and the same shall specifically include, but not be limited to, each contract for the purchase of cobalt or nickel metals, cobalt or nickel concentrates or any derivative thereof by any Company and involving aggregate consideration payable by any Company of Three Million Dollars ($3,000,000) or more in any year and the Note Purchase Agreement;

    MATURITY means, when used with reference to a Subject Loan, the date (whether occurring by lapse of time, acceleration or otherwise) upon which that Subject Loan is due:

    MAXIMUM OUTSTANDING AMOUNT means, at the end of any fiscal quarter or other time period of reference, the dollar amount equal to the highest outstanding principal amount of Revolving Loans of Borrower at any time during such fiscal quarter or other time period of reference;

    MOST RECENT 4A.04 FINANCIAL STATEMENTS means Borrower's most recent financial statements that are referred to in subsection 4A.04:

    NCB means National City Bank;

    NET INCOME means net income as determined in accordance with GAAP, after taxes and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset;

    NET OFFERING PROCEEDS means the proceeds of a public equity offering of the Capital Stock of Borrower, net any transaction costs incurred in connection therewith;

    NOTE PURCHASE AGREEMENT means that certain Note Purchase Agreement dated as of August 30, 1995, as amended by that certain Amendment to Note Purchase Agreement, dated as of January 21, 1997, entered into between and among the Borrower and the Noteholders;

    NOTEHOLDERS means the Great-West Life and Annuity Insurance Company, The Mutual Life Insurance Company of New York, and Nationwide Life Insurance Company;

    PENSION PLAN means a defined benefit plan (as defined in section 3(35) of ERISA) of a Company and includes, without limitation, any such plan that is a multi-employer plan (as defined in section 3(37) of ERISA) applicable to any of the Companies' employees;

    PERSON means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or partnership or other entity, or a government or any political subdivision or agency thereof;

    POST-REFINANCING AMOUNT means an amount equal to the sum of (a) the Revolving Commitments as of the Refinancing Date (not taking into account the Refinanced Amount) PLUS (b) the Refinanced Amount;

    PR LOAN means a Subject Loan bearing interest in accordance with subsection 2A.03 and 2C.04;

    PRIME RATE means the fluctuating rate of interest which is publicly announced from time to time by NCB at its principal place of business as being its "Prime Rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from NCB on fluctuating rate loans;

    PRIOR CREDIT AGREEMENT means the Amended and Restated Credit Agreement among the Borrower, the Banks and NCB-Agent dated October 18, 1996, pursuant to which the Banks agreed to make revolving loans to Borrower, under certain terms and conditions, in an amount not to exceed One Hundred Twenty Million Dollars ($120,000,000);

    PROFORMA COVENANT COMPLIANCE means compliance by Borrower and its Subsidiaries with the general financial standards contained in Section 3B of this Agreement as of the time of the event in question and for the following twelve (12) month period based upon the Projections delivered by Borrower in contemplation of such event pursuant to subsection 3A.0l(f) if the same are requested by a Bank and otherwise on Borrower's internally generated and used projections;

    PROJECTIONS shall have the meaning ascribed to that term in subsection 3A.01(f);

    RATABLE and RATABLY mean in the proportion that the Subject Loan is divided among the Banks as set forth in section 2;

    REFINANCING means the payment in full of the aggregate outstanding principal balance of the Term Loans on the Refinancing Date pursuant to subsection 2A.02 with (a) Net Offering Proceeds, if any, and (b) proceeds resulting from the increase in the outstanding aggregate principal balance of the Revolving Loans in an amount equal to the Refinanced Amount;

    REFINANCING DATE means the earlier to occur of (a) the date upon which the Net Offering Proceeds are received by Borrower and simultaneously Ratably applied to pay down the aggregate outstanding principal balance of the Term Loans, (b) June 30, 1997, or (c) the occurrence of any Default Under This Agreement;

    REFINANCED AMOUNT means an amount equal to the sum of (a) One Hundred Twenty Million Dollars ($120,000,000) less (b) the Net Offering Proceeds in an amount of up to Sixty Million Dollars ($60,000,000) less (c) the aggregate amount of any optional prepayments of the Term Loans made prior to the Refinancing Date;

    REFINANCING REVOLVING NOTE means a note executed and delivered by Borrower in accordance with subsection 2C.0l hereof and being in the form and substance of Exhibit C with the blanks appropriately filled;

    REIMBURSEMENT AGREEMENT means a reimbursement agreement executed and delivered by Borrower in respect of an Subject LC;

    RELATED WRITING means any note, mortgage, security agreement, other lien instrument, financial statement, audit report, notice, legal opinion, Credit Request, officer's certificate or other writing of any kind which is delivered to Banks and NCB-Agent or any thereof and which is relevant in any manner to this Agreement or any other Related Writing and includes, without limitation, the Revolving Notes, the Term Notes and the other writings referred to in sections 3A and 4A;

    REPORTABLE EVENT has the meaning ascribed thereto by ERISA other than any event as to which the requirement of notification has been waived by regulation;

    REQUIRED BANKS means, at the time of reference, Banks owed or holding in the aggregate at least 80% of the sum of (a) the then aggregate unpaid principal amount of the Revolving Loans then outstanding, (b) the then aggregate Revolving Commitments to the extent in excess of the aggregate Revolving Loans then outstanding;

    REVOLVING COMMITMENT means the commitment of a Bank to extend credit to Borrower pursuant to sections 2B and 2C of this Agreement and upon the terms, subject to the conditions and in accordance with the other provisions of this Agreement;

    REVOLVING LOAN means a loan obtained by Borrower pursuant to sections 2B and 2C of this Agreement and evidenced by a Revolving Note:

    REVOLVING NOTE means an Initial Revolving Note or a Refinancing Revolving Note, as the case may be;

    REVOLVING SERIES means a Series of Revolving Loans;

    SELLER means SUSI Corporation, a Delaware corporation;

    SERIES means a group of Subject Loans of a single Type made by the Banks on a single date and as to which a single LIBOR Contract Period or other interest period is in effect (i.e., any group of Subject Loans made by the Banks of a different Type, or having a different LIBOR Contract Period or other interest period (regardless of whether such LIBOR Contract Period or other interest period commences on the same date as another LIBOR Contract Period or other interest period), or made on a different date shall be considered to comprise a different Series);

    STOCKHOLDERS' EQUITY means, at any date, the excess of the net book value (after deducting all applicable valuation reserves and without consideration to any reappraisal or write-up of assets after December 31,
    1995) of all of the assets of the Companies as at such date (i.e., including intangibles such as patents, costs of businesses over net assets acquired, goodwill and treasury shares) over the consolidated Total Liabilities of the Companies as at such date, as determined on a consolidated basis in accordance with GAAP;

    SUBJECT INDEBTEDNESS means, collectively, the principal of and interest on the Revolving Loans and all fees and other liabilities, if any, incurred by Borrower to Banks and NCB-Agent or any thereof pursuant to this Agreement or any Related Writing;

    SUBJECT LC means a letter of credit issued by NCB pursuant to section 2E;

    SUBJECT LOAN means a loan obtained by Borrower pursuant to this Agreement, including, without limitation, a Term Loan or a Revolving Loan;

    SUBJECT NOTE means a Revolving Note or a Term Note;

    SUBORDINATED, as applied to any liability of Borrower, means a liability which at the time in question is subordinated (by written instrument in form and substance satisfactory to the Required Banks) first in favor of the prior payment in full of the Subject Indebtedness and then, subject to the prior payment in full of the Subject Indebtedness, in favor of the prior payment in full of all of Borrower's other Debt, if any, to the Banks and NCB-Agent or any thereof;

    SUBSIDIARY means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another "Subsidiary" of that corporation or any combination of the foregoing;

    SUPPLEMENTAL SCHEDULE means the schedule incorporated into this Agreement as EXHIBIT A;

    TARGET means SCM Metal Products Inc., a Delaware corporation;

    TERM LOAN means a loan obtained by Borrower pursuant to subsection 2A of this Agreement and evidenced by a Term Note;

    TERM NOTE means a note executed and delivered by Borrower and being in the form and substance of EXHIBIT B with the blanks appropriately filled;

    TERM SERIES means a Series of Term Loans;

    TYPE means, when used in respect of any Subject Loan, the LIBOR Rate or the Prime Rate in effect in respect of such Subject Loan.

    TOTAL LIABILITIES means the aggregate (without duplication) of all liabilities of the Companies in question and includes, but is not limited to, (a) any indebtedness which is secured by any mortgage, security interest or other lien on any of its property even if the full faith and credit of it is not pledged to the payment thereof, (b) any indebtedness for borrowed money or Funded Indebtedness if a Company is a Guarantor thereof and (c) any Subordinated indebtedness;

    the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

10. EXECUTION -- This Agreement may be executed in one or more counterparts, each counterpart to be executed by Borrower, by NCB-Agent and by one or more or all of the Banks. Each such executed counterpart shall be deemed to be an executed original for all purposes but all such counterparts taken together shall constitute but one agreement, which agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

Address:                          OM GROUP, INC.
  3800 Terminal Tower
  Cleveland, Ohio 44113-2204
Telecopy: (216) 781-0902          By: /s/ James M. Materna
                                      -----------------------------------------
                                  Printed Name: James M. Materna
                                                -------------------------------
                                  Title: Chief Financial Officer
                                         --------------------------------------

Address:                          NATIONAL CITY BANK
  1900 East Ninth Street
  Attn: Metro/Ohio Division
  Cleveland, Ohio 44114-3484      By: /s/ Timothy G. Healy
Telecopy: 216/575-9396                -----------------------------------------
                                  Printed Name: Timothy G. Healy
                                                -------------------------------
                                  Title: Vice President
                                         --------------------------------------

Address:                          NATIONAL CITY BANK, as Agent
  1900 East Ninth Street
  Attn: Metro/Ohio Division
  Cleveland, Ohio 44114-3484      By: /s/ Timothy G. Healy
Telecopy: 216/575-9396                -----------------------------------------
                                  Printed Name: Timothy G. Healy
                                                -------------------------------
                                  Title: Vice President
                                         --------------------------------------

Address:                          ABN AMRO BANK N.V.
  One PPG Place, Suite 2950
  Pittsburgh, PA 15222-5400
Telecopy: (412) 566-2266          By: /s/ Shirley K. Kersten
                                      -----------------------------------------
                                  Printed Name: Shirley K. Kersten
                                                -------------------------------
                                  Title: Assistant Vice President and Controller
                                         --------------------------------------

                                  And by: /s/ Monica A. Meis
                                          -------------------------------------
                                  Printed Name: Monica A. Meis
                                                -------------------------------
                                  Title: Financial Control Officer
                                         --------------------------------------

Address:                          MELLON BANK, N.A.
  200 Public Square, 29th Floor
  Cleveland,Ohio 44114
Telecopy: (216) 575-0513          By: /s/ Henry W. Centa
                                      --------------------------------------
                                  Printed Name: Henry W. Centa
                                                ----------------------------
                                  Title: Vice President
                                         -----------------------------------

Address:                          KEYBANK NATIONAL ASSOCIATION
  127 Public Square
  Cleveland, Ohio 44114
Telecopy: (216) 689-4981          By: /s/ Thomas J. Purcell
                                      --------------------------------------
                                  Printed Name: Thomas J. Purcell
                                                ----------------------------
                                  Title: Vice President
                                         -----------------------------------

                            SUPPLEMENTAL SCHEDULE


There is no item which Borrower must disclose in this Supplemental Schedule in order to be in full compliance with subsections 3D.01, 3D.02, 3D.03 and 3D.04, nor is there any addition or exception to the representations and warranties in section 4B.



                                  EXHIBIT A

                                   TERM NOTE
                                   ---------

$___________                    Cleveland, Ohio,              January ___, 1997


FOR VALUE RECEIVED, the undersigned, OM GROUP, INC. ("Borrower"), a Delaware corporation, promises to pay to the order of_________________________ at the main office of National City Bank ("NCB") in Cleveland, Ohio, the principal sum of

                             ____________ DOLLARS


(or if less, the aggregate unpaid principal balance from time to time shown on the reverse side hereof or entered in a loan account on payee's books and records, or both), together with interest computed thereon in accordance with the Credit Agreement referred to below, which principal and interest is payable in accordance with the provisions in the Credit Agreement.

This note is issued pursuant to a certain Second Amended and Restated Credit Agreement (the "Credit Agreement") made as of January ___, 1997 between and among the payee, Borrower and NCB (for itself and as agent of the banks therein). The Credit Agreement establishes "Term Series" (one by each bank) aggregating up to One Hundred Twenty Million Dollars ($120,000,000) pursuant to which Borrower may obtain Term Loans from Banks upon terms and conditions specified therein. The Credit Agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.


Address:                              OM GROUP, INC.
  3800 Terminal Tower
  Cleveland, Ohio 44113-2204          By:____________________________________
Telecopy: (216) 781-0902              Printed Name:__________________________
                                      Title: ________________________________




                                  EXHIBIT B

                                REVOLVING NOTE
                                --------------

$___________                    Cleveland, Ohio,              January ___, 1997


FOR VALUE RECEIVED, the undersigned, OM GROUP, INC. ("Borrower"), a Delaware corporation, promises to pay to the order of_________________________ at the main office of National City Bank ("NCB") in Cleveland, Ohio, the principal sum of

                        _____________________ DOLLARS

(or if less, the aggregate unpaid principal balance from time to time shown on the reverse side hereof or entered in a loan account on payee's books and records, or both), together with interest computed thereon in accordance with the Credit Agreement referred to below, which principal and interest is payable in accordance with the provisions in the Credit Agreement.

This note is issued pursuant to a certain Second Amended and Restated Credit Agreement (the "Credit Agreement") made as of January ___, 1997 between and among the payee, Borrower and NCB (for itself and as agent of the banks therein). The Credit Agreement establishes "Revolving Commitments" (one by each Bank) aggregating up to Two Hundred Forty Million Dollars ($240,000,000) pursuant to which Borrower may obtain Revolving Loans from Banks upon terms and conditions specified therein. The Credit Agreement contains definitions applicable to this note, provisions governing the making of loans, the acceleration of the maturity thereof, rights of prepayment, activation and inactivation of portions of the Revolving Commitments and other provisions applicable to this note. Each endorsement, if any, on the reverse side of this note (or any allonge thereto) shall be prima facie evidence of the data so endorsed.


Address:                                 OM GROUP, INC.
  3800 Terminal Tower
  Cleveland, Ohio 44113-2204             By: ________________________________
Telecopy: (216) 781-0902                 Printed Name: ______________________
                                         Title: ______________________________


                                  EXHIBIT C

                             EXTENSION AGREEMENT
                             -------------------


                                                           Cleveland, Ohio
                                                           _____________, 1997



National City Bank
1900 East Ninth Street
Attn:   Metro/Ohio Division
Cleveland, OH 44114-3484

ABN AMRO Bank N.V.
One PPG Place, Suite 2950
Pittsburgh, PA 15222

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114

Mellon Bank, N.A.
200 Public Square, 29th Floor
Cleveland, OH 44114

Subject: Extension of Revolving Commitments under Second Amended and Restated Credit Agreement dated January ___, 1997

Greetings:

Reference is made to the Second Amended and Restated Credit Agreement by and among you, the undersigned ("Borrower") and National City Bank as your agent which provided for, among other things, Revolving Commitments aggregating up to $240,000,000 and available to Borrower, upon certain terms and conditions, on a revolving basis until January 31, 2002, (the "Expiration Date" now in effect) subject, however, to earlier reduction or termination as well as specific conditions regarding activation and inactivation or portions of the Revolving Commitment, in each case pursuant to the Credit Agreement.

Borrower hereby requests that the Credit Agreement be amended by deleting the date "_____________________" from subsection 2B.02 (captioned "Expiration") and by substituting for that deleted date the date "_______________________."

In all other respects the Credit Agreement shall remain in full effect.

This letter has been executed and delivered to each of you in triplicate. If you assent to the extension, kindly send or deliver two signed copies of your assent to National City Bank as you agent who will, if the extension becomes effective, forward one such copy to Borrower and inform you of the extension.

Address:                             OM GROUP, INC.
 3800 Terminal Tower
 Cleveland, Ohio 44113-2204          By: _____________________________________
Telecopy: (216) 781-0902             Printed Name: ___________________________
                                     Title: __________________________________


The undersigned hereby assent to the foregoing.


NATIONAL CITY BANK                   ABN AMRO BANK, N.V.
By: _______________________________  By: _____________________________________
Printed Name: _____________________  Printed Name: ___________________________
Title: ____________________________  Title: __________________________________


KEYBANK NATIONAL ASSOCIATION         MELLON BANK, N.A.

By: _______________________________  By: _____________________________________
Printed Name: _____________________  Printed Name: ___________________________
Title: ____________________________  Title: __________________________________

                                  EXHIBIT D

                                CREDIT REQUEST


                                                            Cleveland, Ohio
                                                            ____________, 1997

TO:  National City Bank, as Agent


SUBJECT: Second Amended and Restated Credit Agreement dated January ___, 1997 between and among OM Group, Inc., National City Bank, ABN AMRO Bank N.V., KeyBank National Association, Mellon Bank, N.A. and National City Bank as Agent

Gentlemen:

Each term in this Credit Request shall be defined in accordance with the subject Credit Agreement. Pursuant to subsection 2C.02 of the Credit Agreement, we request

       ( ) the Banks to grant us a Series of PR Loans in the aggregate principal sum of $_______ to be made available to us on the __th day of__________, _______.

       ( ) the Banks to grant us a Series of LIBOR Loans in the aggregate principal sum of $__________ to be made available to us on the ___th day of ___________, ____ and to have an interest period ending ______ months thereafter, and disburse the proceeds as follows:_________________________________________
___________________________________________________.


The proceeds will be used for the benefit of__________________ [insert name of company] for the purpose of __________________.


Address:                        OM GROUP, INC.
 3800 Terminal Tower
 Cleveland, Ohio 44113-2204     By: ________________________________________
Telecopy: (216) 781-0902        Printed Name: ______________________________
                                Title: _____________________________________


                                  EXHIBIT E

                        CONTINUATION/CONVERSION REQUEST
                        -------------------------------


TO:        National City Bank, as Agent

Subject: Second Amended and Restated Credit Agreement dated January ___, 1997 between and among OM Group, Inc., National City Bank, ABN SMRO Bank N.V., KeyBank National Association, Mellon Bank, N.A. and National City Bank as Agent

Gentlemen:

Each term in this Continuation/Conversion Request shall be defined in accordance with the subject Credit Agreement. Pursuant to subsection 2D.07 of the Credit Agreement, we request

( ) to convert Term Series comprised of LIBOR Loans in the principal amount of
_____________ to a Term Series comprised of PR Loans.

( ) to convert Term Series comprised of PR Loans in the principal amount of _____________ to a Term Series comprised of LIBOR Loans.

( ) to continue Term Series comprised of LIBOR Loans in the principal amount of
____________ as another Term Series comprised of LIBOR Loans.

This Continuation/Conversion Request is executed and delivered to NCB-Agent as of this _____th day of _____________,______.

Address:                          OM GROUP, INC.
 3800 Terminal Tower
 Cleveland, Ohio 44113-2204       By: ______________________________________
Telecopy: (216) 781-0902          Printed Name: ____________________________
                                  Title: ___________________________________



                                  EXHIBIT F

                             LIST OF SUBSIDIARIES
                             --------------------

Legal Name             Address of Chief        Jurisdiction         Equity
----------             ----------------        ------------         ------
of Subsidiary          Executive Office     Where Incorporated     Ownership
-------------          ----------------     ------------------     ---------

D&O Incorporated        5-7 Ginza 5-chome           Japan              50%
                        Chuo-ku
                        Tokyo, Japan

OMO KoKKola             P0 Box 26                   Finland           100%
Chemicals, Oy           SF - 67101
                        Kokkola, Finland

OMG Americas, Inc.      2301 Scranton Rd.           USA-Ohio          100%
                        Cleveland, Ohio 44113

OMG Europe GmbH         Morsenbroicher Weg 200      Germany           100%
                        D-40470 Dusseldorf
                        Deutschland

OMG Asia Pacific        Suite D, 8F                 Taiwan            100%
Co., Ltd.               170 Tun Hwa N. Road
                        Taipei, Taiwan, R.O.C.

Vasset, S.A.            59 Chemin de Moisselles     France            100%
                        95460 Ezanville
                        France

J & 0, Inc.             (Chusuk Hoesa J & 0)        Korea              50%
                        #2-3, Jook Gok Ri Korea
                        Jin Young Eub
                        Kim Hae City
                        Kyung Nam, Korea

                                  EXHIBIT G

OMG Apex, Inc.          P.O. Box 2407              Delaware          100%
                        St. George, UT 84771

SCM Metal Products Inc. 2601 Weck Drive            Delaware          100%
                        P.O. Box 12166
                        Research Triangle Park, NC 27709-2166

SCM Metal Products      36, Robinson Rd. 18-01     Singapore          70%
Singapore Pte. Ltd      City House
                        Singapore 068877


                                  EXHIBIT G